                                                                    EXHIBIT 10.1


                                  OFFICE LEASE

                                  KILROY REALTY

                              KILROY CENTRE DEL MAR

                              KILROY REALTY, L.P.,

                         a Delaware limited partnership,

                                  as Landlord,

                                       and

                     FAIR, ISAAC AND COMPANY, INCORPORATED,

                             a Delaware corporation

                                   as Tenant.

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS...........................         6

ARTICLE 2 INITIAL LEASE TERM; OPTION TERM(S); EARLY TERMINATION...................        13

ARTICLE 3 BASE RENT; ABATEMENT OF RENT............................................        17

ARTICLE 4 ADDITIONAL RENT.........................................................        19

ARTICLE 5 USE OF PREMISES.........................................................        31

ARTICLE 6 SERVICES AND UTILITIES..................................................        32

ARTICLE 7 REPAIRS ................................................................        35

ARTICLE 8 ADDITIONS AND ALTERATIONS...............................................        36

ARTICLE 9 COVENANT AGAINST LIENS..................................................        39

ARTICLE 10 INSURANCE .............................................................        40

ARTICLE 11 DAMAGE AND DESTRUCTION.................................................        44

ARTICLE 12 NONWAIVER .............................................................        47

ARTICLE 13 CONDEMNATION ..........................................................        48

ARTICLE 14 ASSIGNMENT AND SUBLETTING..............................................        48

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND  REMOVAL OF TRADE FIXTURES........        54

ARTICLE 16 HOLDING OVER ..........................................................        55

ARTICLE 17 ESTOPPEL CERTIFICATES..................................................        56

ARTICLE 18 SUBORDINATION..........................................................        56

ARTICLE 19 DEFAULTS; REMEDIES.....................................................        57

ARTICLE 20 COVENANT OF QUIET ENJOYMENT............................................        60

ARTICLE 21 SECURITY DEPOSIT.......................................................        60

ARTICLE 22 TELECOMMUNICATIONS EQUIPMENT...........................................        61

ARTICLE 23 SIGNS .................................................................        62

                                      (ii)

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
ARTICLE 24 COMPLIANCE WITH LAW....................................................        65

ARTICLE 25 LATE CHARGES ..........................................................        65

ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT...................        66

ARTICLE 27 ENTRY BY LANDLORD......................................................        66

ARTICLE 28 TENANT PARKING.........................................................        67

ARTICLE 29 MISCELLANEOUS PROVISIONS...............................................        68

                                      (iii)

                                     INDEX

                                                                                        PAGE(S)
                                                                                        -------
Abatement Event...................................................................        18
Additional FF&E...................................................................        77
Additional Notice.................................................................        18
Additional Rent...................................................................        19
Advocate Arbitrators..............................................................        16
Alterations.......................................................................        36
Applicable Laws...................................................................        65
Applicable Reassessment...........................................................        30
Award.............................................................................        16
Bank Prime Loan...................................................................        65
Base Building.....................................................................        37
Base Rent.........................................................................        17
Base Year.........................................................................        19
bona-fide third-party offer.......................................................        .9
Brokers...........................................................................        73
BS/BS Exception...................................................................        35
Building 5 First Refusal Space....................................................        13
Building Common Areas,............................................................         7
Building Common Areas.............................................................         7
Building Hours....................................................................        32
Building Structure................................................................        35
Building Systems..................................................................        35
Building Tombstone  Sign..........................................................        63
CC&Rs.............................................................................        32
Claims............................................................................        40
Comparable Area...................................................................        15
Comparable Buildings..............................................................        15
Comparable Deals..................................................................        14
Comparable Term...................................................................        14
Control,..........................................................................        53
Cosmetic Alterations..............................................................        36
Damage Termination Date...........................................................        46
Damage Termination Notice.........................................................        46
Direct Expenses...................................................................        19
Eligibility Period................................................................        18
Environmental Laws................................................................        75
Estimate..........................................................................        28
Estimate Statement................................................................        28
Estimated Excess..................................................................        28
Excess............................................................................        27
Exercise Notice...................................................................        15
Existing FF&E.....................................................................        77
Expansion Notice..................................................................         8
Expansion Space...................................................................         7

                                      (iv)

                                                                                        PAGE(S)
                                                                                        -------
Expense Year......................................................................        19
FF&E..............................................................................        78
First Refusal Notice..............................................................         9
First Refusal Space...............................................................         9
First Refusal Space Amendment.....................................................        10
First Refusal Space Lease.........................................................        10
Force Majeure.....................................................................        71
Hazardous Material(s).............................................................        75
Holdover Notice...................................................................        55
Holidays..........................................................................        32
HVAC..............................................................................        32
Interest Rate.....................................................................        65
Landlord..........................................................................        .1
Landlord Parties..................................................................        40
Landlord Repair Notice............................................................        45
Landlord Response Notice..........................................................        15
Landlord's Option Rent Calculation................................................        15
Lease.............................................................................        .1
Lease Commencement Date...........................................................        13
Lease Expiration Date.............................................................        13
Lease Term........................................................................        13
Lease Year........................................................................        13
Lines.............................................................................        74
Mail..............................................................................        71
Market Rent.......................................................................        14
Neutral Arbitrator................................................................        16
New Services......................................................................        24
Nondisturbance Agreement..........................................................        56
Notices...........................................................................        71
Objectionable Name................................................................        63
Operating Expenses................................................................        19
Option Rent.......................................................................        14
Option Term.......................................................................        13
Option Term TI Allowance..........................................................        15
Original Improvements.............................................................        43
Original Tenant...................................................................        .7
Other Improvements................................................................        76
Outside Agreement Date............................................................        15
Permitted Holdover Term...........................................................        55
Permitted Transferee..............................................................        53
Premises..........................................................................         6
Project Common Areas..............................................................         7
Project Common Areas,.............................................................         7
Proposition 13....................................................................        25
Proposition 13 Protection Amount..................................................        30

                                     (v)

                                                                                        PAGE(S)
                                                                                        -------
Proposition 13 Purchase Price.....................................................        30
Provider..........................................................................        77
Reassessment......................................................................        29
Reassessment,.....................................................................        26
Renovations.......................................................................        74
Rent Concessions..................................................................        14
Rent..............................................................................        19
Review Period.....................................................................        30
Security Deposit..................................................................        60
Sign Specifications...............................................................        63
Statement.........................................................................        27
Subject Space.....................................................................        49
Summary...........................................................................         1
Tax Expenses......................................................................        25
Tax Increase......................................................................        29
Telecom FF&E......................................................................        78
Telecommunications Equipment......................................................        61
Tenant............................................................................         1
Tenant Work Letter................................................................         6
Tenant's Option Rent Calculation..................................................        15
Tenant's Share....................................................................        26
Tenant's Signage..................................................................        62
Test Fit Plan.....................................................................        77
Third Party Lease.................................................................        10
Transfer..........................................................................        52
Transfer Notice...................................................................        49
Transfer Premium..................................................................        51
Transferee........................................................................        49
Transfers.........................................................................        49
Unusable Area.....................................................................        18

                                      (vi)

                              KILROY CENTRE DEL MAR

                                  OFFICE LEASE

         This Office Lease (the "LEASE"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("LANDLORD"), and FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION

         TERMS OF LEASE                                                    DESCRIPTION
         --------------                                                    -----------
1.       Date:                                        February 14, 2003.

2.       Premises:

         2.1      Building:                           That certain five (5)-story  building (the "BUILDING" or
                                                      "BUILDING 3")  located at 3661 Valley Centre Drive,  San
                                                      Diego,   California   92130,   which  Building  contains
                                                      129,752 rentable  (123,445 usable) square feet of space,
                                                      and  which   Building   is   commonly   referred  to  as
                                                      "BUILDING 3" within the "Project."

         2.2      Premises:                           All of the Building, as more particularly  identified in
                                                      EXHIBIT A to this Lease.

         2.3      Project:                            The  Building  is part of an  office  project  known  as
                                                      "KILROY  CENTRE  DEL  MAR,"  as  further  set  forth  in
                                                      Section 1.1.2 of this Lease.

3.       Lease Term
         (Article 2):

         3.1      Length of Term:                     Seven (7) years.

         3.2      Lease Commencement Date:            August 1, 2003, subject to "Landlord Caused Delays," as
                                                      that term is set forth in Section 5.1  of the  "Tenant
                                                      Work Letter," attached hereto as EXHIBIT B.

         3.3      Lease Expiration Date:              The date immediately preceding the seventh (7th)
                                                      anniversary of the Lease Commencement Date.

         3.4      Option Term(s):                     Two (2) five (5)-year options to renew, as more
                                                      particularly set forth in Section 2.2 of this Lease.

4.       Base Rent (Article 3):*

                                                                                                   Monthly
                                                                     Monthly                     Rental Rate
       Period During                    Annual                      Installment                  per Rentable
        Lease Term                    Base Rent**                  of Base Rent**                Square Foot
    ------------------               -------------                 --------------                ------------
     Month 1 through
        Month 60                     $3,799,140.00                  $316,595.00                     $2.44

     Month 61 through
        Month 72                     $4,453,089.00                  $371,090.75                     $2.86

     Month 73 through
        Month 84                     $4,593,222.00                  $382,768.50                     $2.95

* To the extent Tenant elects to increase the amount of the Tenant Improvement Allowance pursuant to Section 2.3 of the Tenant Work Letter, such "TIA Increase," as that term is defined in Section 2.3 of the Tenant Work Letter, shall be amortized over the initial Lease Term using an amortization rate of ten percent (10%) per annum. Accordingly, for each dollar of TIA Increase utilized by Tenant, the Base Rent payable by Tenant during the initial Lease Term shall be increased by an amount equal to $0.0166 per month.

** Annual Base Rent (and Monthly Installment of Base Rent) was calculated by multiplying the Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises; provided, however, that in each instance, the resulting Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), and the Annual Base Rent is, therefore, an amount equal to twelve (12) times such rounded Monthly Installment of Base Rent amount.

5.       Base Year                                     2004; provided, however, Landlord and Tenant
         (Article 4):                                  acknowledge and agree that electrical utilities
                                                       exclusively serving the Premises shall be paid directly by
                                                       Tenant, the same having been excluded from "Operating
                                                       Expenses," as that term is set forth in Section 4.2.4 of
                                                       the Lease.

6.       Tenant's Share
         (Article 4):

         6.1      Tenant's Project Share:              24.09%.

         6.2      Tenant's Building Share :            100%.

7.       Permitted Use                                 Provided  any such use is  legally  permissible,  Tenant
         (Article 5):                                  shall use the  Premises  solely for  general  office use
                                                       and uses incidental thereto to the extent the same comply with applicable laws and zoning and are consistent with the
                                                       character of the Project as a first-class office building Project, specifically including, but not limited to, incidental uses related to Tenant's planned operation of a data center,
                                                       employee cafeteria and work-out facility.

8.       Security Deposit                              $382,768.50;  provided,  however, the same is subject to
         (Article 21):                                 the  forgiveness  provisions  and delivery  requirements
                                                       set forth in Article 21 of this Lease.

9.       Parking Pass Ratio                            Landlord    shall    provide    Tenant   with   (i) Five
         (Article 28):                                 (5) unreserved  parking  passes for every  1,000  usable
                                                       square feet of the Premises (rounded to the nearest 200
                                                       usable square feet), of which thirty (30) passes shall be for the use of covered reserved parking spaces, and (ii) a
                                                       total of forty (40) reserved parking spaces located
                                                       adjacent to the Building's entrance designated "Fair,
                                                       Isaac and Company Visitor/Vendor," as depicted on EXHIBIT A.

10.      Address of Tenant                             Fair, Isaac and Company, Inc.
         (Section 29.18):                              5935 Cornerstone Court West
                                                       San Diego, California 92121
                                                       Attention:  Vice President, Operations
                                                       (Prior to Lease Commencement Date)

         and                                           Fair, Isaac and Company, Inc.
                                                       3661 Valley Centre Drive,
                                                       San Diego, California  92130
                                                       Attention:  Vice President, Operations

                                                       with a copy to:

                                                       Fair, Isaac and Company, Inc.
                                                       4295 Lexington Avenue North,
                                                       Saint Paul, Minnesota 55126
                                                       Attention:  General Counsel
                                                       (After Lease Commencement Date)

11.      Address of Landlord
         (Section 29.18):                              See Section 29.18 of the Lease.

12.      Broker(s)                                     The Staubach Company-West, Inc.
         (Section 29.24):                              11988 El Camino Real
                                                       Suite 150
                                                       San Diego, California 92130
                                                       Attention:    Mr. William E. Fleck, and
                                                                     M. E. Norman III.

                                                       and

                                                       CB Richard Ellis, Inc.
                                                       4365 Executive Drive
                                                       Suite 900
                                                       San Diego, CA 92121-2127
                                                       Attention:    Mr. Douglas Lozier, and
                                                                     Mr. Bret E. Gossett

13.      Tenant Improvement Allowance                  $2,500,000.00,  which amount may be increased to include
         (Section 2 of EXHIBIT B):                     the  "TIA   Increase,"   pursuant   to  the   terms  and
                                                       conditions of the Tenant Work Letter.

14.      FF&E Allowance                                In  addition  to  the  Tenant   Improvement   Allowance,
         (Section 2 of EXHIBIT B):                     Landlord shall  (i) cause,  at Landlord's  sole cost and
                                                       expense, the "Existing FF&E," and the "Additional
                                                       FF&E," as those terms are set forth in Section 29.36 of
                                                       this Lease, to be purchased, installed and/or
                                                       otherwise located in the Premises for the benefit of
                                                       Tenant, and (ii) provide Tenant with the "Telecommunications
                                                       Allowance," as that term is set forth in Section 29.36 of
                                                       this Lease, in an amount equal to $150,000.00, all as
                                                       more particularly set forth in such Section 29.36.

                                   ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

         1.1      PREMISES, BUILDING, PROJECT AND COMMON AREAS.

                  1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "PREMISES"). The outline of the Premises is set forth in EXHIBIT A attached hereto and each floor or floors of the Premises has/shall have approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCS") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Premises in the "BUILDING," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "PROJECT," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. Subject to the completion of "Landlord's Work," as that term is set forth in Section 1.2 of the Tenant Work Letter, pursuant to the TCCs of such Tenant Work Letter (including the correction of any deficiencies thereof), the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

                  1.1.2 THE BUILDING AND THE PROJECT. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "BUILDING"). The Building is part of an office project known as "KILROY CENTRE DEL MAR." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office buildings located adjacent to the Building and the land upon which such adjacent office buildings are located.

                  1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "PROJECT COMMON AREAS" and the "BUILDING COMMON AREAS." The term "PROJECT COMMON AREAS," as used in this Lease, shall mean the portion of the Project designated as such by Landlord; provided, however, Project Common Areas shall not include any portion of the Project which is included in the rentable square footage of any building in the Project. The term "BUILDING COMMON AREAS," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord; provided, however, Landlord and Tenant hereby acknowledge and agree that (i) as the initial Premises configuration consist of the entire Building, initially there are no Building Common Areas, and (ii) unless Landlord recaptures space within the Building pursuant to Section 14.4 of this Lease, Landlord shall not, during the Lease Term, designate space within the Building as Building Common Areas. Landlord shall operate and maintain the Common Areas in a manner that is consistent with the "Comparable Buildings," as that term is set forth in Section 2.2.2, below, and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not (a) unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under
Section 5.1, below, or (b) materially increase the cost of Tenant's occupancy of the Premises. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially and adversely diminish Tenant's rights to quiet enjoyment and use of the Premises (except that such restriction shall not apply to alterations and additions required by "Applicable Laws," as that term is set forth in Article 24, below). Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in
Section 2.1, below.

                  1.2 STIPULATION OF RENTABLE SQUARE FEET OF PREMISES AND BUILDING. For purposes of this Lease, "rentable square feet" and "usable square feet" of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in
Section 2.1 of the Summary.

                  1.3      EXPANSION OPTION.

                  1.3.1 EXPANSION RIGHT. Landlord hereby grants to the Tenant originally named in this Lease (the "ORIGINAL TENANT"), and its "Permitted Transferees," as that term is set forth in Section 14.8 of this Lease (but only to the extent such Permitted Transferee has, in Landlord's reasonable determination, financial strength equal to or greater than Original Tenant), the right to expand the Premises to include all or one-half (1/2) of the first floor of "Building 2," as that term is set forth in Section 1.3.2, below (such entire first floor to be known as the "EXPANSION SPACE"), pursuant to the terms and conditions of this Section 1.3.

                  1.3.2 AVAILABILITY OF BUILDING 2. Peregrine Systems, Inc., ("PEREGRINE") currently occupies all of that certain five (5)-story office building commonly referred to as "Building 2" within the Project, which has a street address of 3611 Valley Centre Drive, San Diego, California 92130 ("BUILDING 2"), pursuant to that certain lease between KR-Carmel Partners, LLC, predecessor-in-interest to Landlord, and Peregrine, dated as of June 9, 1999 (the

"PEREGRINE BUILDING 2 LEASE"). On September 22, 2002 (the "PETITION DATE"), Peregrine filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, commencing bankruptcy Case Number 02-12740-JKF (the "BANKRUPTCY CASE"). Landlord has been informed that, as part of the Bankruptcy Case, Peregrine intends to reject the Peregrine Building 2 Lease. To the extent that the Peregrine Building 2 Lease is terminated as to all or a portion of the Expansion Space prior to January 1, 2004, whether as a result of such anticipated rejection by Peregrine or otherwise, then Landlord shall promptly provide Tenant with a written notice (the "AVAILABILITY NOTICE") of such termination, which Availability Notice shall set forth the date Landlord anticipates possession of such Expansion Space to be deliverable.

                  1.3.3    PROCEDURE FOR ELECTION. The rights contained in this
Section 1.3 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 1.3.3. Within thirty (30) days following the date Tenant receives the Availability Notice, Tenant shall deliver written notice (the "EXPANSION NOTICE") to Landlord stating that Tenant is exercising its right to expand the Premises to include that portion of the Expansion Space identified by Tenant in such Expansion Notice. The failure of Tenant to deliver such Expansion Notice to Landlord pursuant to the terms of this Section 1.3.3 shall be deemed to be a waiver by Tenant of all rights granted to Tenant in this Section 1.3 and such rights shall immediately be null and void and of no further force or effect.

                  1.3.4 EXPANSION RENT. The Base Rent applicable to the Expansion Space shall be based on the then-current Monthly Rental Rate per Rentable Square Foot applicable to the Premises, as set forth in Section 4 of the Summary, and shall thereafter be subject to the same scheduled Base Rent increases, such that the Monthly Rental Rate per Rentable Square Foot for the Expansion Premises and the Monthly Rental Rate per Rentable Square Foot for the Premises shall be identical throughout the remainder of the Lease Term.

                  1.3.5 CONSTRUCTION OF EXPANSION SPACE. Tenant shall accept the Expansion Space in its then existing "as is" condition, subject to the TCCs of Section 1.1 of the Tenant Work Letter. The construction of improvements in the Expansion Space shall follow the same general procedures set forth in the Tenant Work Letter with regard to improvements in the initial Premises; provided, however, the "Tenant Improvement Allowance" provided by Landlord to Tenant in connection with the Expansion Space shall be equal, on a per rentable square foot basis, to the product of (i) the Tenant Improvement Allowance per rentable square foot provided to Tenant in connection with the initial Premises, and (ii) a fraction, the numerator of which shall be the number of full calendar months then remaining during the initial Lease Term, and the denominator of which shall be eighty-four (84).

                  1.3.6 NEW LEASE. If Tenant timely and properly exercises Tenant's right to lease Expansion Space as set forth herein, Landlord and Tenant shall each use commercially reasonable efforts to execute a new Lease (the "FAIR ISAAC BUILDING 2 LEASE") for such Expansion Space within thirty (30) days following Landlord's receipt of the Expansion Notice. The Fair Isaac Building 2 Lease shall be based upon the same terms and conditions as this Lease; provided, however, commercially reasonable changes shall be implemented therein to account for the fact that Building 2 shall be a multi-tenant building as well as equitable changes in amounts and/or percentages which are based or dependent upon the square footage of the premises or building. The Fair Isaac Building 2 Lease shall include a provision whereby an economic default by Tenant of this Lease (beyond any applicable notice and cure periods) shall constitute a default thereunder. The lease term of Fair Isaac Building 2 Lease shall (i) commence upon the date immediately following the expiration of a tenant improvement construction period mutually and reasonably agreed upon by Landlord and Tenant, and (ii) shall expire coterminously with this Lease on the Expiration Date.

         1.4 BUILDING TWO RIGHT OF FIRST REFUSAL. To the extent that (i) the Peregrine Building 2 Lease is terminated in its entirety, and (ii) Tenant has not previously exercised its expansion rights set forth in Section 1.3, above, then, subject to the TCCs of Section 1.4.3, below, Landlord hereby grants to the Original Tenant and its Permitted Transferees (but only to the extent such Permitted Transferee has, in Landlord's reasonable determination, financial strength equal to or greater than Original Tenant), an ongoing right of first refusal with respect to all or any portion of the bottom two floors (i.e., the ground floor and the second floor) in Building 2 (the "FIRST REFUSAL SPACE").

                  1.4.1    PROCEDURE FOR LEASE.

                           1.4.1.1  PROCEDURE FOR OFFER. Landlord shall notify
Tenant (the "FIRST REFUSAL NOTICE") from time-to-time when and if Landlord receives a "bona-fide third-party offer" for all or a portion of the First Refusal Space. Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the applicable First Refusal Space. The First Refusal Notice shall describe the First Refusal Space, and the lease term, rent and other fundamental economic terms and conditions, including the method of measurement of rentable and usable square feet, upon which Landlord proposes to lease such First Refusal Space pursuant to the bona-fide third-party offer. For purposes of this Section 1.4, a "BONA-FIDE THIRD-PARTY OFFER" shall mean a counter-offer received by Landlord to lease First Refusal Space from a qualified third party which Landlord would otherwise be willing to accept. For purposes of example only, the following would each constitute a bone-fide third-party offer:

                                    (i)     Landlord receives a request for
                                            proposal from a qualified third
                                            party. Landlord responds to the
                                            request for proposal with a lease
                                            proposal and subsequently receives a
                                            written bona-fide counter proposal
                                            from the qualified third party.

                                    (ii)    Landlord receives a written offer to
                                            lease from a qualified third party.
                                            Landlord responds to the offer with
                                            a written counter offer and
                                            subsequently receives a bona-fide
                                            counter to Landlord's counter offer
                                            from the qualified third party.

                           1.4.1.2  PROCEDURE FOR ACCEPTANCE. If Tenant wishes
to exercise Tenant's right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, then within five (5) business days of delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's exercise of its right of first refusal with respect to all of the First Refusal Space described in the First Refusal Notice at the rent, for the term and upon the other fundamental economic terms and conditions pursuant to Section 1.4.2, below. If Tenant does not so notify Landlord within such five (5) day period of Tenant's exercise of its first refusal right, then Landlord shall be free to negotiate and enter into a lease for the First Refusal Space to anyone whom it desires on the net-effective economic terms and the fundamental non-economic terms which are no more than five percent (5.0%) more beneficial to such party than those set forth in the First Refusal Notice; provided, however, (i) the "net-effective economic" terms shall be determined by calculating the gross rent payable under the terms of the lease, as determined per rentable square foot on an average annual basis, and adjusting such amount by the value (on a rentable square foot basis) of the monetary concessions (spreading such monetary concessions equally throughout the lease term with interest at the "Interest Rate," as that term is set forth in Article 25 of this Lease), and (ii) to the extent Landlord intends to enter into a lease with a "Direct Competitor," as that term is defined below, then, prior to entering into such lease, Landlord shall so notify Tenant and Tenant shall again have a right of first refusal for the such first Refusal Space pursuant to the provisions of this Section 1.4. For purposes of this Section 1.4, a "DIRECT COMPETITORS" shall be any entity that (a) is not the third-party entity (or any other qualified third-party) initially disclosed in the First Refusal Notice with regard to the bone-fide third-party offer, and (b) is an entity set forth on EXHIBIT C, attached hereto. To the extent that an entity would reasonably be considered to directly compete with Tenant, then Tenant shall have the right to add such direct competitor(s) to the list set forth on EXHIBIT C by written notice to Landlord; provided, however, to the extent that Tenant's notice to add new direct competitor(s) onto such list occurs following the date upon which Landlord delivers any particular First Refusal Notice, then such additional direct competitor(s) shall not be considered a Direct Competitor for purposes of such First Refusal Notice. If Landlord does not execute a lease with a third party for all or any portion of the First Refusal Space within one hundred eighty-five (185) days following the delivery to Tenant of the First Offer Notice, then Tenant shall again have a right of first refusal for the such First Refusal Space pursuant to the provisions of this Section 1.4, which provisions shall again become applicable in their entirety. To the extent Landlord enters into any lease of First Refusal Space with any such third party in accordance with the foregoing ("THIRD PARTY LEASE"), Tenant's rights under this Section 1.4 shall be subordinate to the rights of the tenant under the Third Party Lease with respect to the space leased and encumbered pursuant to the provisions of the Third Party Lease, all extensions and renewals thereof (but only to the extent such extensions and/or renewals are reasonably identified in such First Refusal Notice), all pure expansion options contained therein which are stated as Landlord delivery obligations within a certain time frame for a certain amount of space, and all right of first offer expansions contained therein (but to the extent either expansion options apply to any portion of the First Offer Space, only to the extent the same are reasonably identified in such First Refusal Notice).

                  1.4.2 AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right of first refusal to lease First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute either (i) to the extent Landlord and Tenant previously enter into the Fair Isaac Building 2 Lease, then an amendment to Fair Isaac Building 2 Lease (the "FIRST REFUSAL SPACE AMENDMENT") for such First Refusal Space pursuant to
Section 1.4.2.1 or 1.4.2.2, below, as applicable, or (ii) a separate lease (the "FIRST REFUSAL SPACE LEASE") for such First Refusal Space pursuant to Section
1.4.2.1 or 1.4.2.2, below, as applicable; provided, however, such First Refusal Space Lease shall have similar modifications as those identified in Section 1.3.6, above, with regard to the multi-tenant nature of such Building 2 and the different square footages therein.

                           1.4.2.1  If the applicable First Refusal Notice is
delivered to Tenant prior to the second (2nd) anniversary of the Lease Commencement Date, then notwithstanding the economic and fundamental non-economic terms set forth in the First Refusal Notice, Tenant's lease of such First Refusal Space shall be pursuant to the same TCCs as the initial Premises (on a pro-rata basis, if applicable), including, without limitation, the Monthly Rental Rate per Rentable Square Foot, Base Year, and Expiration Date; provided, however, (i) Landlord shall provide Tenant with an improvement allowance applicable to such First Refusal Space equal to a pro-rata portion (based on the initial Lease Term as compared to the then-remaining Lease Term) of the Tenant Improvement Allowance set forth in this Lease, (ii) Tenant shall not be entitled to any TIA Increase, (iii) Landlord shall not be required to provide Tenant with any existing furniture, fixtures or equipment, or other FF&E, whether pursuant to Section 29.28 of this Lease or otherwise (iv) Tenant shall not be entitled to the Building-top signage rights set forth in this Lease in connection with such First Refusal Space unless (or until) the cumulative First Refusal Space leased by Tenant comprises at least fifty percent (50%) of Building 2, (v) Tenant shall not have the roof rights set forth in Article 22 of this Lease unless (or until) the cumulative First Refusal Space leased by Tenant comprises at least fifty percent (50%) of Building 2; provided, however Tenant shall be granted roof rights reasonably consistent with the roof rights granted by Landlord to other tenants leasing space in a multi-tenanted building within the Project (i.e., up to two (2) eighteen inch (18") to twenty-four inch (24") satellite dishes, subject to Landlord's reasonable requirements), (vi) the First Refusal Space Amendment shall commence upon the date immediately following the expiration of a tenant improvement construction period mutually and reasonably agreed upon by Landlord and Tenant,, and (vii) the reserved parking spaces set forth in Section 9 of the Summary shall not be applicable to the First Refusal space (but the ratio of unreserved parking passes set forth therein, rounded to the nearest 1,000 usable square feet, shall be applicable to such First Refusal Space).

                           1.4.2.2  If the applicable First Refusal Notice is
delivered to Tenant on or following the second (2nd) anniversary of the Lease Commencement Date, then Tenant's lease of such First Refusal Space shall be upon the express terms set forth in the First Refusal Notice, but otherwise upon the TCCs set forth in this Lease and this Section 1.4; provided, however, Landlord shall make a reasonable determination, as set forth in this Section 1.4.2.2, below, as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations incurred in connection with Tenant's lease of such First Refusal Space. The determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security in connection with Tenant's lease of such First Refusal Space, shall be made by reviewing the extent of financial security then generally being imposed in Comparable Deals upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). Landlord and Tenant shall use commercially reasonable efforts to execute the First Refusal Lease within thirty (30) days following Tenant's exercise of its right to lease the First Refusal Space.

                  1.4.3 TERMINATION OF FIRST REFUSAL RIGHT. The rights contained in this Section 1.4 shall be personal to the Original Tenant and its Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant and/or its Permitted Assignee occupies at least sixty percent (60%) of the usable square footage of Building 3. The right to lease First Refusal Space as provided in this Section 1.4 may not be exercised if, as of the date of the attempted exercise of the expansion option by Tenant, or as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease (beyond any applicable notice and cure periods) or Tenant has previously been in economic default under this Lease (beyond any applicable notice and cure periods) more than twice during the previous twelve (12) month period.

                  1.4.4 MAJORITY BUILDING 2 TENANT. Notwithstanding anything in this Section 1.4 to the contrary, if Landlord receives a "bone-fide third-party offer" for more than the top three (3) floors of Building 2 (i.e., an offer which includes all of floors 3, 4 and 5 of Building 2 and additional space located on floors 1 and/or 2 of Building 2) (the "MAJORITY BUILDING 2 SPACE"), then either (i) Tenant shall exercise its right of first refusal with respect to the entire Majority Building 2 Space pursuant to the terms and conditions of this Section 1.4, or (ii) Tenant shall waive its right of first refusal with respect to the entire Majority Building 2 Space (including the portion which would otherwise constitute First Refusal space); provided, however, notwithstanding Landlord's entering into a Third Party Lease for such Majority Building 2 Space, Tenant's right of first refusal with respect to any space located on the ground floor and/or second (2nd) floor of Building 2 which is not included in the Majority Building 2 Space shall nevertheless remain superior to any expansion right(s) contained in such Third Party Lease.

         1.5 ADDITIONAL OFFICE SPACE IN BUILDING ONE. To the extent that Tenant's right of first refusal regarding the First Refusal Space is waived pursuant to the terms of Section 1.4.4, above, then throughout the remainder of the Lease Term, Landlord shall inform Tenant whenever Landlord enters into material negotiations for office space in that certain three (3)-story building located at 3579 Valley Centre Drive, San Diego, California, commonly known within the Project as "BUILDING 1," (a "BUILDING 1 NEGOTIATION NOTICE") (but only to the extent such office space is not subject to any other tenant's rights). Following Tenant's receipt of a Building 1 Negotiation Notice, Tenant shall promptly inform Landlord (the "TENANT INTEREST NOTICE") whether or not Tenant desires to lease any office space identified in such Building 1 Negotiation Notice (the "BUILDING 1 SPACE"). If Landlord and Tenant fail to reach material agreement with regard to fundamental terms for a lease of such Building 1 Space within five (5) business days following Landlord's receipt of the Tenant Interest Notice, then Landlord and Tenant hereby expressly agree that
(i) Landlord shall not have any duty to lease such Building 1 Space to Tenant, and (ii) Tenant shall not have any duty to lease such Building 1 Space from Landlord. Landlord and Tenant hereby expressly acknowledge and agree that any such agreement with regard to such Building 1 Space may be withheld or granted in the sole and absolute discretion of either party, without any obligation or other duty with regard to good faith and/or fair dealing.

         1.6 BUILDING FIVE RIGHT OF FIRST REFUSAL. To the extent that (i) Tenant's right of first refusal regarding the First Refusal Space is waived pursuant to the terms of Section 1.4.4, above, and (ii) Landlord does not then have office space available for lease in Building 1, then Landlord shall grant to Original Tenant and its Permitted Transferees an ongoing right of first refusal with respect to bottom floor (i.e., the ground floor) of that certain five (5)-story office building located at 3721 Valley Centre Drive, San Diego, California, which is commonly known within the Project as "BUILDING 5" (the "BUILDING 5 FIRST REFUSAL SPACE") pursuant to the same terms and conditions otherwise applicable to the First Refusal Space pursuant to the terms and conditions of Section 1.4, above; provided, however, (i) the terms and conditions of Section 1.4.4 above shall not be applicable to the Building 5 First Refusal Space, and (ii) Tenant's rights granted in this Section 1.6 shall be subordinate to the rights granted to the tenant under that certain lease by and between Landlord and MEMEC, LLC, a Delaware limited liability company, dated September 23, 2002.

                                   ARTICLE 2

              INITIAL LEASE TERM; OPTION TERM(S); EARLY TERMINATION

         2.1 INITIAL LEASE TERM. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that if the Lease Commencement Date occurs on a date other than the first (1st) day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT D, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall, after confirming the accuracy thereof, execute and return to Landlord within five (5) business days of receipt thereof.

         2.2      OPTION TERM(S).

                  2.2.1 OPTION RIGHT. Landlord hereby grants the Original Tenant and its Permitted Transferees (provided such Permitted Transferee has, in Landlord's reasonable determination, financial strength equal to or greater than Original Tenant), two (2) options to extend the Lease Term for the "Extension Premises," as that term is set forth below, each by a period of five (5) years (each, an "OPTION TERM"). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided in Section 2.2.3, below, provided that, as of the date of delivery of such Notice, Tenant is not in material or economic default under this Lease (beyond any applicable notice and cure periods). Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease term, Tenant is not in material or economic default under this Lease (beyond any applicable notice and cure periods), the Lease Term, as it applies to the Extension Premises, shall be extended for a period of five (5) years. For purposes of this Section 2.2, "EXTENSION PREMISES" shall consist of (i) one hundred percent (100%) of Building 3, and, (ii) to the extent the Premises has expanded to include any Expansion Premises, First Refusal Space or any other space in the Project, any floor-by-floor portion(s) of such additional space as Tenant shall specify in the "Exercise Notice," as that term is set forth in Section 2.2.3, below, such that all expanded space contained on an indicated floor shall be included in such Expansion Premises; provided, however, in no event shall the Extension Premises include any space which is not included within the then-existing Premises.

The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease).

                  2.2.2 OPTION RENT. The Rent payable by Tenant during the Option Term (the "OPTION RENT") shall be equal to ninety-five percent (95%) of the Market Rent as set forth below. For purposes of this Lease, the term "MARKET RENT" shall mean rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the applicable Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity, non-renewal space (unless such space was leased pursuant to a definition of "fair market" comparable to the definition of Market
Rent) comparable in size, location and quality to the Extension Premises for a "Comparable Term," as that term is defined in this Section 2.2.2 (the "COMPARABLE DEALS"), which comparable space is located in the "Comparable Buildings," as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are (i) directly paid by the tenant, or (ii) directly reimbursed to Landlord by the tenant (as opposed to being included in operating expenses)), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably adjusted in order that such Comparable Deals will not reflect a discounted rate) (collectively, the "RENT CONCESSIONS"): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Extension Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) Proposition 13 protection, and (d) all other reasonable monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term "COMPARABLE TERM" shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations during any Option Term, and the value of such credit enhancement, or lack thereof, to Landlord in comparison to the credit enhancements granted in Comparable Deals. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Deals upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Market Rent, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Extension Premises (the "OPTION TERM TI

ALLOWANCE"), Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration (including the application of the appropriate interest rate to any such unfunded Option Term TI Allowance) that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term "COMPARABLE Buildings" shall mean the Building and other first-class office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Extension Premises in question), quality of construction, level of services and amenities, size and appearance, and are located in the University Towne Center (i.e., the area from two (2) blocks to the North of La Jolla Village Drive to two (2) blocks to the South of La Jolla Village Drive between the I-5 and I-805 freeways) and Del Mar geographical areas (the "COMPARABLE AREA").

                  2.2.3    EXERCISE OF OPTION. The option contained in this
Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the "EXERCISE NOTICE") to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Landlord shall deliver notice (the "LANDLORD RESPONSE NOTICE") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice, which Landlord Response Notice shall set forth Landlord's calculation of the Option Rent (the "LANDLORD'S OPTION RENT CALCULATION"). Within thirty (30) business days of its receipt of the Landlord Response Notice, Tenant shall deliver written notice to Landlord stating that Tenant is (A) accepting the Option Rent contained in the Landlord's Option Rent Calculation, or (B) rejecting the Option Rent contained in the Landlord's Option Rent Calculation and setting forth Tenant's calculation of the Option Rent (the "TENANT'S OPTION RENT CALCULATION"). If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

                  2.2.4 DETERMINATION OF MARKET RENT. In the event Tenant objects or is deemed to have objected to Landlord's Option Rent Calculation, Landlord and Tenant shall attempt to agree upon the Option Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty
(60) days following Tenant's objection or deemed objection to the Landlord's Option Rent Calculation (the "OUTSIDE AGREEMENT DATE"), then (i) in connection with the Option Rent, Landlord's Option Rent Calculation and Tenant's Option Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the TCCs of this Section 2.2.4, and
(ii) in connection with any other contested calculation of Market Rent, the parties shall each make a separate determination of the Market Rent and shall submit the same to the arbitrators pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the arbitrators pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.7.

                           2.2.4.1  Landlord and Tenant shall each appoint one
arbitrator who shall by profession be a licensed real estate broker, MAI appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office properties in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent, is the closest to ninety-five percent (95%) of the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed (the "ADVOCATE ARBITRATORS").

                           2.2.4.2  The two Advocate Arbitrators so appointed
shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator ("NEUTRAL ARBITRATOR") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

                           2.2.4.3  The three arbitrators shall within thirty
(30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord's or Tenant's determination of Option Rent as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease is closest to ninety-five percent (95%) of the Market Rent as determined by the arbitrators and simultaneously publish a ruling ("AWARD") indicating whether Landlord's or Tenant's submitted Option Rent is closest to the Option Rent as determined by the arbitrators. Following notification of the Award, the Landlord's or Tenant's submitted Option Rent determination, whichever is selected by the arbitrators as being closest to Option Rent shall become the then applicable Market Rent.

                           2.2.4.4  The Award issued by the majority of the
three arbitrators shall be binding upon Landlord and Tenant.

                           2.2.4.5  If either Landlord or Tenant fail to appoint
an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

                           2.2.4.6  If the two Advocate Arbitrators fail to
agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

                           2.2.4.7  The cost of arbitration shall be paid by the
party whose Option Rent was not selected by the majority of the arbitrators as being the closest to ninety-five percent

(95%) of the actual Market Rent. Any costs or expenses (including, without limitation, attorneys fees and costs) incurred by Landlord pursuant to this
Section 2.2.4 shall not be included in Operating Expenses.

         2.3 EARLY TERMINATION. On or about September 23, 2002, Peregrine filed a Motion for Order Under Section 365(a) of the Bankruptcy Code Authorizing the Debtors to Reject Certain Executory Contracts and Unexpired Leases of Nonresidential Real Property (the "REJECTION MOTION"). The Rejection Motion seeks Court approval of Tenant's rejection of that certain lease between KR-Carmel Partners, LLC, predecessor-in-interest to Landlord, and Peregrine dated as of June 9, 1999 (as amended, the "PEREGRINE BUILDING 3 LEASE"). The terms and conditions of this Lease, and the obligations of the parties hereunder, are subject to and conditioned upon the issuance of an order by the bankruptcy court under the Bankruptcy Case approving Peregrine's rejection of the Peregrine Building 3 Lease ("COURT APPROVAL"). In the event that Court Approval has not been obtained on or before April 15, 2003 (the "OUTSIDE APPROVAL DATE"), Tenant shall have a one-time right to deliver a notice to Landlord (a "TERMINATION NOTICE") electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Termination Notice (the "EFFECTIVE DATE"). The Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date nor later than fifteen (15) business days after the Outside Date. Upon any termination pursuant to this Section 2.3, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except (i) Landlord shall return to Tenant any portion of the "Over-Allowance Amount", as that term is defined in Section 4.2 of the Tenant Work Letter, which has not been expended by Landlord in connection with the construction of the Tenant Improvements, and
(ii) Landlord shall reimburse Tenant, within thirty (30) days of Landlord's receipt of an invoice therefor (with reasonable supporting documentation), the third-party legal fees reasonably incurred by Tenant in connection with the negotiation of this Lease, and the actual, out-of-pocket costs and expense reasonably incurred by Tenant in connection with the preparation of construction plans and drawings for the Premises; provided, however, in no event shall Landlord be required to reimburse Tenant pursuant to this subsection (ii) in an aggregate amount that exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). Tenant's rights to terminate this Lease, as set forth in this
Section 2.3, shall be Tenant's sole and exclusive remedy at law or in equity for the failure of the bankruptcy court to approve Peregrine's rejection of the Peregrine Building 3 Lease.

                                   ARTICLE 3

                          BASE RENT; ABATEMENT OF RENT

         3.1 BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

         3.2 ABATEMENT OF RENT; REPLACEMENT SERVICES. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of or ingress to or egress from the Building, Project (including the Project Common Areas and the Project parking areas (to the extent reasonable replacement spaces are not provided)), or Premises; or (ii) any failure by Landlord to provide necessary services, utilities or ingress to and egress from the Building, Project (including the Project Common Areas and the Project parking areas (to the extent reasonable replacement spaces are not provided)), or Premises as required pursuant to the TCCs of this Lease; or (iii) the presence of Hazardous Materials not brought on the Premises by "Tenant Parties," as that term is set forth in Section 10.1 of this Lease to the extent such presence substantially interferes with Tenant's use of or ingress to or egress from the Building, Project (including the Project Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided) (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such Notice (the "ELIGIBILITY PERIOD"), then, Tenant may deliver an additional notice to Landlord (the "ADDITIONAL NOTICE"), specifying such Abatement Event and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not cure such Abatement Event within three (3) business days of receipt of the Additional Notice, then as Tenant's sole remedy vis-a-vis such Abatement Event, Tenant may elect to either (a) obtain replacement services, utilities or parking spaces (and related reasonable accommodations associated therewith) (collectively, the "REPLACEMENT SERVICE") to the extent reasonably required to continue Tenant's business operations in the Premises, or (b) abate or reduce, as the case may be, the Base Rent and Tenant's Share of Direct Expenses after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("UNUSABLE AREA"), bears to the total rentable area of the Premises. If Tenant elects to obtain Replacement Services pursuant to clause (a) of the preceding sentence, then Landlord shall reimburse Tenant, within thirty (30) days following Landlord's receipt of Tenant's reasonably detailed itemized invoice, for the out-of-pocket costs reasonably and actually incurred by Tenant in obtaining such Replacement Services; provided, however, in no event shall Landlord be required to reimburse Tenant in an aggregate amount which exceeds the sum of (X) an amount equal to the aggregate abatement or reduction of Base Rent and Tenant's Share of Direct Expenses that Tenant would have received if Tenant had so elected pursuant to clause (b) of the preceding sentence, and (Y) the reasonable deductible amount (but in no event greater than $50,000.00) under Tenant's business interruption insurance policy. Landlord and Tenant hereby acknowledge that, in addition to the abatement rights set forth in this Section 3.2, Tenant's abatement rights following an event of damage and destruction or condemnation is provided pursuant to the TCCs of Articles 11 and 13 of this Lease.

                                   ARTICLE 4

                                 ADDITIONAL RENT

         4.1 GENERAL TERMS. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "TENANT'S SHARE" of the annual "DIRECT EXPENSES," as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT," and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term, provided that Landlord bills Tenant for such Additional Rent within one (1) year following the calendar year in which the Lease Term expires, except where the failure to timely furnish such bill as to any particular item includable as Additional Rent is beyond Landlord's reasonable control (e.g., tax assessments that are late in arriving from the assessor), in which case such one (1) year limit shall not be applicable.

         4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this Article 4, the following termsshall have the meanings hereinafter set forth:

                  4.2.1    "BASE YEAR" shall mean the period set forth in
Section 5 of the Summary.

                  4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

                  4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                  4.2.4 "OPERATING EXPENSES" shall be calculated in accordance with sound real estate accounting principles (consistently applied from year to year) and shall mean all expenses, costs and amounts of every kind and nature which, in accordance with sound real estate management principles (consistently applied), Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof; provided, however, the foregoing shall be subject to the TCCs of Section 4.3, below, with regard to allocations. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; provided, however, that if Landlord does not carry earthquake/flood insurance for the Project and/or the Building during any part of the Base Year but subsequently obtains earthquake/flood insurance for the Project and/or the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake/flood insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent Expense Year; provided further, however, any such earthquake/flood insurance shall be subject to Tenant's reasonable approval (Tenant acknowledging and agreeing, however, that it shall be deemed unreasonable for Tenant to withhold such consent to the extent (A) such earthquake/flood insurance is mandated by applicable governmental entities or Landlord's lender, or (B) landlords of Comparable Buildings are requiring such earthquake/flood insurance policies be maintained and Landlord's earthquake/flood insurance policy is commercially reasonably vis-a-vis such third party policies); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building and/or Common Areas, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (which fees shall be commercially reasonable vis-a-vis the competitive fees being charged for similar services at Comparable Buildings in the Comparable Area); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of Project manager) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, maintenance, and (to the extent necessitated by normal wear and tear or Tenant's failure to perform Tenant's obligations under the "BS/BS Exception," as that term is set forth in Article 7, below) repair and replacement of all Building Systems and components thereof (provided that any capital costs associated therewith shall be amortized in accordance with clause (xiii) below);
(xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in the Common Areas, maintenance and replacement of curbs and walkways, repair to the Building's roof and re-roofing of the Building (provided that any re-roofing costs shall be amortized over the useful life of the replacement roof in accordance with clause
(xiii) below); (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present (or which are reasonably anticipated to be effective for a material portion of the Lease Term) conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition (but only to the extent necessitated by normal wear and tear during the Lease Term), (D) that relate to Building Systems, or
(E) that relate to Building Structure and are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest over its useful life in accordance with sound real estate management and accounting principles and Operating Expenses shall include only the amortized portion of such capital expenditure which accrues between the completion of the work associated therewith and the expiration or earlier termination of this Lease; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

                  (a) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license, construction and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or occupants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities);

                  (b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements, replacements and equipment;

                  (c) costs for which the Landlord is entitled to reimbursement by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power or other utility costs for which any tenant (including Tenant) directly contracts with the local public service company, and the cost of correcting any defects in the construction of any portion of the Project to the extent actually covered by any warranty rights of Landlord;

                  (d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                  (e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee or ground lessor (except as the actions of the Tenant may be in issue), costs and fees incurred in the selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs and fees incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants, occupants or brokers, and Landlord's general corporate overhead and general and administrative expenses;

                  (f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

                  (g) amount paid as ground rental for the Project (or any portion thereof) by the Landlord, and attorneys' fees', transfer taxes and any other transactional costs or expenses associated with any ground lease of the Project (or any portion thereof);

                  (h) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties providing similar services in the Comparable Area on a competitive basis;

                  (i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

                  (j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project (to the extent such emergency condition was not caused by the gross negligence or willful misconduct of Landlord or its agents, employees, vendors or contractors);

                  (k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant), or to one or more buildings (other than the Building) without reimbursement;

                  (l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

                  (m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                  (n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the Comparable Area, with adjustment where appropriate for the size of the applicable project;

                  (o) costs associated with Landlord's Work, costs associated with the acquisition and development of any "Other Improvements," as that term is set forth in Section 29.34, below, and payments made to any "Provider," as that term is set forth in Section 29.35, below, for services provided to the Building unless Tenant elects, in its sole and absolute discretion, to use such Provider's services;

                  (p) costs arising from Landlord's charitable or political contributions;

                  (q) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services, and any interest and tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

                  (r) costs to the extent attributable to Landlord's failure to promptly remediate any natural hazard condition (including, but not limited to, microbial induced corrosion and mold) in the Building or Common Areas after Landlord becomes aware of such condition, but only to the extent not caused by Tenant or its agents, employees, vendors, contractors, or providers of materials or services or attributable to Tenant's Alterations;

                  (s) operating reserves or contingency amounts in excess of the amount allocated thereto in the Base Year; and

                  (t) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any of its agents, employees, vendors, contractors or providers or materials or services, or by any other tenant of the Project, and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.

         If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include (i) market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements, and (ii) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements; provided, however, that Landlord shall, within 120 days after the last calendar day of the Base Year, submit to Tenant a written itemized accounting of Operating Expenses attributable to the Base Year, and shall indicate, and set forth Landlord's basis for so determining, those Operating Expenses for the Base Year which Landlord reasonably believes to be inflated during the Base Year pursuant to clauses (i) and (ii) of this sentence. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. If Landlord, in any Expense Year following the Base Year, begins providing any new category of services (the "NEW SERVICES"), then for such period of time in which such New Services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such New Services during the same period of time during the Base Year as such New Services were provided during such subsequent Expense Year. Notwithstanding the foregoing, no adjustment to the Operating Expenses for the Base Year shall occur to the extent such New Services (1) are attributable to Tenant's use of the Premises (as opposed to office use generally), in which case Landlord may elect
(Y) to include the cost of such New Services in Operating Expenses, or (Z) to invoice Tenant directly for such costs, depending upon the nature of the New Services and the extent to which the need for such New Services is directly attributable to Tenant's use, as determined in Landlord's reasonable discretion,
(2) is being offered by landlords in the majority of Comparable Buildings, or
(3) is required by "Applicable Laws," as that Term is set forth in Article 24. If Landlord, in any Expense Year after the Base Year, discontinues any type or category of service then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such type or category of service throughout the Base Year.

         4.2.5    TAXES.

                  4.2.5.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), excluding fines, default interest and penalties (unless due to Tenant's failure to pay Additional Rent when due), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. All assessments shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included as Tax Expenses except in the year in which the assessment installment is actually paid.

                  4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder; and
(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises (provided that Tax Expenses shall not include any documentary transfer taxes associated with the conveyance of Landlord's interest in any portion of the Project).

                  4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project),
(ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

                           4.2.5.4 Notwithstanding anything to the contrary set
forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above and Section 4.6, below. Notwithstanding the foregoing, upon a "REASSESSMENT," as that term is defined in Section 4.6 below, occurring after the Base Year, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place and continuing for as long as such Reassessment remains effective) to an amount equal to the real estate taxes based upon such Reassessment.

                           4.2.5.5 Landlord shall not voluntarily issue any
assessments or bonds for the Project which would increase Tenant's payment of Tax Expenses without Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

                           4.2.6 "TENANT'S SHARE" shall mean the percentages set
forth in Section 6 of the Summary. To the extent the rentable square footage of the Premises is increased or decreased, or the aggregate rentable square footage of all the buildings in the Project is increased or decreased, then Tenant's Share of the Building shall be calculated by dividing the rentable square footage of the then-existing Premises by the rentable square footage of the Building, and Tenant's Share of the Project shall be calculated by dividing the rentable square footage of the then-existing Premises by the rentable square footage of all office buildings in the Project.

         4.3      ALLOCATION OF DIRECT EXPENSES.

                  4.3.1 METHOD OF ALLOCATION. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared, in an equitable manner, between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, a portion of the Direct Expenses shall be allocated to Tenant (as opposed to any other tenants of any building in the Project). Such portion of Direct Expenses allocated to Tenant shall include (i) Tenant's Building Share of all Direct Expenses attributable solely to the Building, and (ii) Tenant's Project

Share of all Direct Expenses attributable to the Project Common Areas (as opposed to Direct Expenses which are solely and directly attributable to any other building in the Project).

         4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. Landlord shall separately establish (i) the amount of Direct Expenses attributable to the Building during the Base Year, and (ii) the amount of Direct Expenses attributable to the Project Common Areas during the Base Year. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for the Building and Project Common Areas, as applicable, for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year for the Building and the Project Common Areas, respectively, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the respective excess (each, an "EXCESS"); provided, however, Landlord hereby agrees that, for any Lease Year following the Base Year, the components of Operating Expenses that are within Landlord's reasonable control (i.e., all Operating Expenses other than those incurred with regard to insurance, Common Area utilities, and labor costs attributable to janitorial and/or security services) (the "CONTROLLABLE EXPENSES") shall never be increased to an amount in excess of the amount that such Controllable Expenses would currently be had they increased, from the initial amount for such Controllable Expenses set forth in the Base Year, at a cumulative rate of five percent (5%) per Expense Year.

                  4.4.1 STATEMENT OF ACTUAL BUILDING DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall give to Tenant following the end of each Expense Year, a statement (the "STATEMENT") which shall state in general major categories the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next monthly installment of Base Rent, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4 for a period of one (1) year after the expiration of the Expense Year for which the Statement applies, except where the failure to timely furnish the Statement as to any particular item includable in the Statement is beyond Landlord's reasonable control (e.g. tax assessments that are late in arriving from the assessor), in which case such one (1) year limit shall not be applicable. Notwithstanding anything contained in this Section 4.4.1, except for estimated payments by Tenant pursuant to Section 4.4.2 below, Tenant shall not be obligated to pay the Excess unless and until Tenant is furnished with the Statement. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this
Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

                  4.4.2 STATEMENT OF ESTIMATED BUILDING DIRECT EXPENSES. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth in general major categories Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "ESTIMATED EXCESS") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before January 31 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

         4.5      TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY
RESPONSIBLE.

                  4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

                  4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above; provided, however, Landlord's "building standard" shall be reasonably established vis-a-vis the customary level of tenant improvements for Comparable Buildings in the Comparable Area.

                  4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

              4.6 TENANT'S PAYMENT OF CERTAIN TAX EXPENSES. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Lease Term only (as opposed to any Option Term), any sale, refinancing, or change in ownership of the Building or Project is consummated (specifically excluding, however, a change in ownership to a lender resulting from a foreclosure or a deed-in-lieu of foreclosure), and as a result thereof, and to the extent that in connection therewith, the Building or Project is reassessed (the "REASSESSMENT") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the TCCs of this Section 4.6 shall apply to such Reassessment of the Building or Project.

                  4.6.1 THE TAX INCREASE. For purposes of this Article 4, the term "TAX INCREASE" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which
(i) is attributable to the initial assessment of the value of the Project, the base, shell and core of the Building or the tenant improvements located in the Building; (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; or (iii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum.

                  4.6.2    PROTECTION.

                           4.6.2.1  During the first two (2) years of the
initial Lease Term, Tenant shall not be obligated to pay any portion of the Tax Increase relating to any Reassessment of the Building or Project.

                           4.6.2.2 During the third (3rd) and fourth (4th) years
of the initial Lease Term, Tenant shall only be obligated to pay twenty percent (20%) of the Tax Increase relating to any Reassessment of the Building or Project.

                           4.6.2.3  During the fifth (5th) year of the initial
Lease Term, Tenant shall only be obligated to pay forty percent (40%) of the Tax Increase relating to any Reassessment of the Building or Project.

                           4.6.2.4  During the sixth (6th) year of the initial
Lease Term, Tenant shall only be obligated to pay sixty percent (60%) of the Tax Increase relating to any Reassessment of the Building or Project.

                           4.6.2.5  During the seventh (7th) year of the initial
Lease Term, Tenant shall only be obligated to pay eighty percent (80%) of the Tax Increase relating to any Reassessment of the Building or Project.

                  4.6.3 LANDLORD'S RIGHT TO PURCHASE THE PROPOSITION 13 PROTECTION AMOUNT ATTRIBUTABLE TO A PARTICULAR REASSESSMENT. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with a particular Reassessment pursuant to the TCCs of Section 4.6, shall be sometimes referred to hereafter as a "PROPOSITION 13 PROTECTION AMOUNT." If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the TCCs of this Section 4.6.3 shall apply to each such Reassessment. Upon Notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "APPLICABLE REASSESSMENT"), at any time during the Lease Term, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined in this
Section 4.6.3. As used herein, "PROPOSITION 13 PURCHASE PRICE" shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord's exercise of its right to purchase, as set forth in this Section 4.6.3, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6.2 of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Landlord shall promptly pay to Tenant the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Tenant shall promptly refund to Landlord the amount of such overestimation within thirty (30) days of a statement therefore.

         4.7 LANDLORD'S BOOKS AND RECORDS. Within ninety (90) days after receipt of a Statement by Tenant (the "REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a regionally recognized accounting firm), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Expenses set forth in the Statement were (i) overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord, or (ii) overstated by more than three percent (3%) but less than five percent (5%), then the cost of the accountant and the cost of such certification shall be shared equally (i.e., each party shall pay for one-half of such costs) by Landlord and Tenant. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, together with interest at the Interest Rate (as defined in Article 25 below). Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

                                   ARTICLE 5

                                 USE OF PREMISES

         5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

         5.2 PROHIBITED USES. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT E, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any unlawful or reasonably objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

         5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the "CC&Rs") which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, such future CC&R's shall not materially adversely affect Tenant's use or occupancy of the Premises nor any of its rights hereunder. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as EXHIBIT H, agreeing to and acknowledging the CC&Rs. Landlord represents and warrants that use of the Premises for general office use conforms with currently recorded CC&R's.

                                   ARTICLE 6

                             SERVICES AND UTILITIES

         6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

                  6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "BUILDING HOURS"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "HOLIDAYS"); provided, however, in no event shall Martin Luther King Day, Columbus Day, or Veterans Day be included as Holidays.

                  6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of five (5) watts per usable square foot of the Premises during each of the Building Hours on a monthly basis (i.e., the total number of watts per usable square foot allocable to such incidental use equipment during a given month divided by the number of Building Hours that occur during such given month shall not exceed five (5) watts per usable square foot), and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one and one-half (1 1/2) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant will design Tenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises to the extent such lighting fixtures constitute "Above Standard Tenant Improvements," as that term is defined in Section 2.5 of the Tenant Work Letter.

                  6.1.3 Landlord shall provide city water for the fire/sprinkler system, and from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

                  6.1.4 Landlord shall provide janitorial services to the Premises five days per week (Monday through Friday), except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with the Comparable Buildings.

                  6.1.5 Landlord shall provide twenty-four (24) hour per day, nonexclusive, non-attended, automatic passenger elevator service.

                  6.1.6 Landlord shall provide on-site and/or remote monitoring of the Project Common Areas; provided, however, Tenant hereby acknowledges and agrees that neither Landlord nor the "Landlord Parties," as that term is defined in Section 10.1 of this Lease, shall be liable for, and Landlord and the Landlord Parties are hereby released from any responsibility for, any damage either to persons or property sustained by Tenant incurred in connection with or arising from any acts or omissions of such monitoring of the Project Common Areas.

         Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

         6.2 ABOVE STANDARD TENANT SERVICES. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall directly pay to Landlord one hundred percent (100%) of the cost of all services required by Tenant to be provided by Landlord which are in excess of the services set forth in Section 6.1, above, including, but not limited to, (i) twenty-four (24) hour security services, to the extent provided separately and exclusively to Tenant , and (ii) twenty-four (24) hour porter service, to the extent provided separately and exclusively to Tenant.

         6.3 DIRECT PAYMENT OF PREMISES ELECTRICITY COSTS. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall pay one hundred percent (100%) of the cost of all electricity attributable to its use of the entire Premises. All such electrical payments shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the applicable utility provider. Landlord and Tenant hereby acknowledge and agree that the Premises has been separately metered.

         6.4      OVERSTANDARD TENANT USE.

                  6.4.1 GENERALLY. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may materially affect the temperature otherwise maintained by the air conditioning system furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease; provided, however, Landlord shall not withhold its consent to the extent Tenant installs (either as part of the "Tenant Improvements," as that term is set forth in Section 2.1 of the Tenant Work Letter, or as an "Alteration," as that term is set forth in Section 8.1, below) adequate supplementary air conditioning units to support such additional heat load. If such consent is given, despite Tenant not itself installing adequate supplementary air conditioning units to support such additional heat load, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to
Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, as the same may be upgraded from time-to-time in accordance with the TCCs of Article 8, below.

                  6.4.2 HVAC. Tenant shall be provided access to the HVAC controls for each floor of the Building within the Premises. If Tenant uses HVAC in excess or two hundred fifty-five (255) cumulative hours (per floor of the Building) during any calendar month of the Lease Term, such excess-hours of HVAC shall be provided to Tenant subject to Tenant's payment to Landlord of an amount reasonably determined by Landlord to be directly attributable to increased wear and tear on existing Building Systems caused by such excess use; provided, however, promptly following Tenant's request therefore, Landlord shall provide reasonable backup documentation in support of Landlord's determination of such excess-hours charge; provided further, however, Tenant's use of HVAC on any floor of the Building (for hours other than the normal and customary business hours maintained by Tenant) shall be for a minimum of two (2) consecutive hours per such use. As of the execution of this Lease, the excess-hours charge is anticipated to total approximately $7.35 per floor per hour. Amounts payable by Tenant to Landlord for such excess-hours use shall be deemed Additional Rent and shall be paid within thirty (30) days after Tenant's receipt of an invoice therefor.

         6.5      INTERRUPTION OF USE. Except as otherwise provided in Section
3.2 of this Lease, above, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

                                   ARTICLE 7

                                     REPAIRS

         Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), fire stairs, parking areas, landscaping, exterior Project signage, stairwells, elevator cab, men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "BUILDING STRUCTURE") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "BUILDING SYSTEMS") and the Project Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant's use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carries or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS EXCEPTION"). Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project and which shall be consistent with the percentages paid for such services in Comparable Buildings) sufficient to reimburse Landlord (without profit) for all overhead, general conditions, fees and other costs or expenses paid to third-parties arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and equipment of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of
Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 8

                            ADDITIONS AND ALTERATIONS

         8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations (i) do not, in the aggregate, exceed a cost of $50,000.00 per Alteration, and (ii) do not adversely affect the Building systems, Building Structure or the exterior appearance of the Building (the "COSMETIC ALTERATIONS"). For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding anything to the contrary in this Article 8, Landlord's consent shall not be required (but Tenant shall provide Landlord with at least ten (10) days prior notice for any such installation costing, in the aggregate, more than $25,000.00) for the installation or modification of trade fixtures, furniture and trade equipment which (A) do not require a permit, and (B) may be removed from the Premises without injury thereto (including, without limitation, demountable partitions, refrigerators and other kitchen appliances, computer racking and similar demountable fixtures) (collectively, "TRADE FIXTURES").

         8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord's timely request (which request must be made, if at all, at the time of Landlord's consent to such Alteration), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, California, all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration (except with regard to Cosmetic Alterations), Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "BASE BUILDING" shall include the Building Structure, and the public restrooms, elevators, fire stairwells and the systems and equipment (including the electrical, life safety, plumbing, sprinkler systems and HVAC systems) located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego, California, in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, if such Alterations are of a type for which as-built plans are reasonably available.

         8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from

Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

         8.4      CONSTRUCTION INSURANCE. In addition to the requirements of
Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant's contractor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof; provided, however, to the extent such insurance is not available on a commercially reasonable basis, then Tenant shall not be required to carry such insurance. In addition, if the cost of any Alteration exceeds One Hundred Thousand Dollars ($100,000.00), Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

         8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant (x) given pursuant to the terms of Section 8.2, above, or (y) in the case of Cosmetic Alterations and Trade Fixtures, given at least sixty
(60) days prior to the end of the Lease Term (or given promptly following any earlier termination of this Lease), or, (z) in the case of an Above Standard Tenant Improvements, given pursuant to the terms of Section 2.5 of the Tenant Work Letter, require Tenant, at Tenant's expense, to (i) remove any Alterations or improvements in the Premises, and/or (ii) remove any Above Building Standard Tenant Improvements, located within the Premises and replace the same with then existing "Building Standard Tenant Improvements," as that term is defined in
Section 2.4 of the Tenant Work Letter, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to Cosmetic Alterations or Trade Fixtures, (1) Tenant requests Landlord's decision with regard to the removal of such Cosmetic Alterations and/or Trade Fixtures, and (2) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Cosmetic Alterations and/or Trade Fixtures, then Tenant shall not be required to so remove such Cosmetic Alterations or Trade Fixtures; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within 5 business days following Landlord's receipt of such request from Tenant with respect to Cosmetic Alterations and/or Trade Fixtures, fails to address the removal requirement with regard to such Cosmetic Alterations and/or Trade Fixtures, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Cosmetic Alterations and/or Trade Fixtures. If Tenant fails to complete any required removal and/or to repair any damage caused by the required removal of any Alterations or improvements in the Premises, and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, then at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of
Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease; provided, however, if (aa) Landlord requires the surrender of any such Alterations or Above Standard Tenant Improvements in accordance with the TCCs of this Lease, and (bb) Tenant maintained such Alterations or Above Standard Tenant Improvements throughout the Lease Term in accordance with the TCCs of this Lease and applicable manufacturers' maintenance specifications, then Landlord agrees to accept such Alterations or Above Standard Tenant Improvements in their then existing "as is" condition, with all flaws, and Tenant shall be released from all liability therefor effective as of the date of such surrender.

                                   ARTICLE 9

                             COVENANT AGAINST LIENS

         Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises. Landlord hereby acknowledges and agrees that any and all of Tenant's movable furniture, furnishings, trade fixtures and equipment at the Premises ("TENANT'S PROPERTY") may be financed by a third-party lender or lessor (an "EQUIPMENT LIENOR"), and to the extent so financed Landlord hereby (a) agrees to waive any rights to Tenant's Property, and (b) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a commercially reasonable waiver agreement to be entered into by and between Landlord and the Equipment Lienor following request by Tenant.

                                   ARTICLE 10

                                    INSURANCE

         10.1 INDEMNIFICATION AND WAIVER. To the extent not prohibited by law and except as otherwise expressly provided herein, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term. However, notwithstanding the foregoing, Tenant shall not be required to indemnify and/or hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "CLAIMS"), to any person, property or entity to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises in which case Tenant shall be responsible to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease); provided, however, Tenant hereby indemnifies and holds Landlord harmless from any Claims to the extent such Claim is covered by Tenant's insurance, even if such Claim is resulting from the negligent acts, omissions, or willful misconduct of Landlord or those of its agents, contractors, or employees. Subject to Section 10.5 below, Landlord hereby indemnifies Tenant and holds Tenant harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees and not covered by insurance required to be carried under this Lease by Tenant or actually carried by Tenant; provided, however, that (i) Landlord hereby indemnifies and holds Tenant harmless from any Claims to any property outside of the Premises to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, or employees, and (ii) because Tenant must carry insurance pursuant to Section 10.3.2 to cover its personal property within the Premises and the Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, or employees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project, but Tenant shall not be responsible for any direct or consequential damages resulting from Landlord's or contractor's acts in connection with the completion by Landlord of the tenant improvements in the Premises pursuant to the Tenant Work Letter, or Landlord's ownership or removal of any Alterations that are not required to be removed by Tenant pursuant to the TCCs of Article 8, above.

         10.2 LANDLORD'S FIRE, CASUALTY AND LIABILITY INSURANCE. Landlord shall carry Commercial General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Project Common Areas, and with respect to Landlord's activities in the Premises, and shall further insure the Building during the Lease Term with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss--Special Form basis against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage, covering the full replacement cost of the Premises, without deduction for depreciation. Such coverage shall contain commercially - reasonable deductible amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employer's Liability coverage as required by applicable law. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

         10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

                  10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and                                  $5,000,000 each occurrence
Property Damage Liability                          $5,000,000 annual aggregate

Personal Injury Liability                          $5,000,000 each occurrence
                                                   $5,000,000 annual aggregate
                                                   0% Insured's participation

These limits may be satisfied by a general liability and an umbrella policy so long as all other requirements under this Section 10.3 are met. Notwithstanding the insurance provisions of this Lease to the contrary, Original Tenant and its Permitted Transferee (and not any other assignee, sublessee, or other transferee of Original Tenant's interest in this Lease) shall have the right to self-insure with respect to any of the insurance required to be carried by Tenant under this
Section 10.3.1, provided that (i) Original Tenant or Permitted Transferee maintains a minimum net worth of at least One Hundred Fifty Million Dollars ($150,000,000.00) according to its most recent audited financial statements;
(ii) Original Tenant or Permitted Transferee governs and manages (either internally or through a third-party administrator) its self-insurance program, and maintains sufficient reserves on its balance sheet committed to its self-insurance program liabilities, in a manner consistent with comparable programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges; and (iii) applicable law(s) do not prohibit or render unenforceable Tenant's indemnification obligations under this Lease. Upon request, Tenant shall supply to Landlord from time to time with evidence reasonably satisfactory to Landlord of Tenant's net worth and the satisfaction of the conditions set forth above. If Original Tenant or Permitted Transferee elects to self-insure (and without limiting Tenant's responsibility or liability), Tenant shall itself be responsible for losses or liabilities which would have been assumed by insurance companies which would have issued the insurance required by Tenant under this Lease in conformance with Landlord's insurance requirements set forth in this Section 10.3.1 and Tenant shall accept Landlord's tender of defense for any claims within the scope of Tenant's indemnity obligations as if Landlord, Landlord's lender and any other party reasonably identified by Landlord (to the extent such third party has a vested economic interest in the Project), if any, were named as additional insureds on any liability policy maintained by Tenant meeting such requirements. Original Tenant or Permitted Transferee will notify Landlord in advance of any period for which Tenant intends to self-insure and shall provide Landlord with satisfactory evidence that it complies with the requirements set forth herein in order to give Landlord an opportunity to confirm the satisfaction of the conditions set forth herein. For so long as Original Tenant or Permitted Transferee self-insures, Tenant, for applicable periods, shall indemnify, defend and hold harmless Landlord, its partners, agents, employees and representatives from and against all costs, damages, or expenses (including reasonable attorneys' fees) incurred or paid by Landlord as a result of any claim which would have been covered by the insurance which would otherwise be required to be carried by Tenant pursuant to this Section 10.3.1 above. Notwithstanding the foregoing, if any of Landlord's lenders objects to Original Tenant's or Permitted Transferee's self-insurance rights under this Section 10.3.1, then during such portion of the Lease Term that such lender's loan is secured by the Premises and Tenant meets all of the conditions for maintaining a program of self-insurance provided above, then in lieu of the policy of Commercial General Liability Insurance required to be maintained by Tenant under this Section 10.3.1, Tenant shall be required to obtain and maintain a policy of Premises Liability Insurance with similar limits for the Building (excluding Products-Completed Operations Coverage), and any liabilities which are not covered by such insurance, and which would otherwise be covered by the Commercial General Liability Insurance required to be maintained by Tenant under Section 10.3.1 of this Lease shall be considered to be self-insured by Tenant in accordance with this Section 10.3.1. Furthermore, throughout the period that Original Tenant or Permitted Transferee self-insures any of the insurance required to be carried by Tenant under this
Section 10.3.1, Landlord shall have the right, at Landlord's sole cost and expense, to obtain forced-place insurance of all or any portion of such coverage and Tenant agrees to cooperate with Landlord's efforts to obtain any such coverage, at Landlord's sole cost and expense.

                  10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (collectively, the "ORIGINAL IMPROVEMENTS"), and (iii) all other improvements, alterations and additions to the Premises, including, without limitation, the FF&E. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year. Notwithstanding anything to the contrary contained herein, the Original Tenant (and not any Permitted Transferee, assignee, subtenant or other transferee) may, subject to the provisions of this Section 10.3.2, fulfill its insurance obligations under
Section 10.3.2(i) above by self-insurance. Any self-insurance so maintained by Original Tenant shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 10, including, without limitation, a deemed waiver of subrogation; consequently, Landlord shall be treated, for all purposes, as if Tenant had actually purchased such insurance from a third party. If Original Tenant elects to so self-insure, then with respect to any claims which may result from incidents occurring during the Lease Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required hereunder would survive.

                  10.3.3 Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations, with limits not less than One Millions and No/100 Dollars ($1,000,000.00).

                  10.3.4 Comprehensive Automobile Liability Insurance covering all owned, hired, or non-owned vehicles with the following limits of liability:
One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.

                  10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's lender and any other party reasonably identified by Landlord (to the extent such third party has a vested economic interest in the Project), as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within fifteen (15) days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty
(30) days after delivery to Tenant of bills therefor.

         10.5 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

         10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

         11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty
(60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that Landlord shall use commercially reasonable effort to minimize any such inconvenience or annoyance; provided further, however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

         11.2     LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of
Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies (unless Tenant agrees to itself pay such excess repair cost (i.e., the portion of such repair costs that exceeds the amount covered by Landlord's insurance policies) in which event such excess repair costs shall be amortized over the then-remaining Lease Term (following the completion of such repairs) using an amortization rate equal to the Interest Rate, and the Base Rent payable by Tenant throughout the remaining Lease Term shall be increased accordingly); (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term. Notwithstanding the foregoing, Tenant may negate Landlord's termination right (elected vis-a-vis condition (i) above) by paying any overtime costs or other premiums required in order to cause the repairs to be completed within the two hundred seventy (270) day period set forth above. If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and (1) the required repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, or (2) the damage occurs during the last twelve (12) months of the Lease Term and the required repairs cannot, in the reasonable opinion of Landlord, be completed within sixty (60) days after being commenced, then Tenant may elect, not later than thirty (30) days after Tenant's receipt of Landlord's reasonable estimate, in writing, of the time required to effectuate such repairs, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 270-day period (or, if applicable, such 60-day period), then Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "DAMAGE TERMINATION NOTICE"), effective as of a date set forth in the Damage Termination Notice (the "DAMAGE TERMINATION DATE"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty
(30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In the event this Lease is terminated in accordance with the terms of this

Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2 of this Lease; provided, however, Tenant shall be entitled to retain all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2 of this Lease that are in excess of the then-current unamortized (with such amortization based on interest at the Interest Rate over the initial Lease Term) amount of the "Tenant Improvement Allowance," as that term is set forth in Section 2.1 of the Tenant Work Letter (including, if applicable, the amount of any "TIA Increase").

         11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                   ARTICLE 12

                                    NONWAIVER

         No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

         If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty percent (20%) of the rentable square feet of the Premises is taken or more than twenty percent (20%) of Tenant's parking spaces are taken (and Landlord does not provide Tenant with substitute parking spaces within thirty (30) days after such taking sufficient to cause the total number of parking spaces available to Tenant to be at least eighty percent (80%) of Tenant's total allocated parking spaces), or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

         14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors

(all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "TRANSFER PREMIUM", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT F. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, not to exceed One Thousand Dollars ($1,000.00) per proposed Transfer, within thirty (30) days after written request by Landlord.

         14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

                  14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

                  14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

                  14.2.3 The Transferee is either a governmental agency or instrumentality thereof which is inconsistent with the character of the Project as a first-class office project;

                  14.2.4 The proposed Transfer is for more than 12,000 rentable square feet and the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

                  14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

                  14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

                  14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice, but with regard to each of conditions (i), (ii) and (iii) above, only to the extent Landlord has comparable space in the Project for such proposed Transferee; provided, however, if Landlord withholds its consent to a transfer pursuant to this Section 14.2.7, then Landlord shall be required to recapture the Subject Space pursuant to the terms and conditions of Section 14.4, below, or

                  14.2.8 The Transferee does not intend to occupy at least sixty percent (60%) of the usable Subject Space and conduct its business therefrom for a substantial portion of the term of the Transfer.

         If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

         14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after first deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and other economic concessions reasonably provided to the Transferee, and (iii) any brokerage commissions and reasonable legal fees and costs in connection with the Transfer (collectively, the "TRANSFER CONCESSIONS"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the rent (as it relates to the Transfer Premium calculated under this Section 14.3), the rent paid during each annual period for the Subject Space shall be computed after adjusting such rent to the net effective rent to be paid, after first deducting any and all Transfer Concessions. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

         14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. In the event that a proposed Transfer, if consented to, would cause sixty percent (60%) or more of the Premises to be subleased or licensed to a party (or parties) other than Original Tenant and/or its Permitted Transferee, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant (the "RECAPTURE NOTICE") within ten (10) business days after receipt of any Transfer Notice, to recapture the Subject Space. Such Recapture Notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). However, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) days after Tenant's receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Transfer. Tenant's failure to so notify Landlord in writing within said ten (10) day period shall be deemed to constitute Tenant's election to allow the Recapture Notice to be effective. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect within ten (10) business days to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

         14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

         14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "TRANSFER" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

         14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of

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

any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

         14.8 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the surviving/resulting entity of a merger or consolidation of Tenant, shall not be deemed a Transfer under this Article 14, provided that (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such transferee has, in Landlord's reasonable determination, financial strength equal to or greater than Original Tenant, and (c) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to in this Lease as a "PERMITTED TRANSFEREE." "CONTROL," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or the power to direct or cause the direction of its affairs, whether through ownership or voting securities, or by contract or otherwise, any person or entity.

         14.9 ADDITIONAL OCCUPANTS. Notwithstanding any contrary provision of this Lease, Tenant may, upon written notice to Landlord, permit (a) the space located within the Building designed as the cafeteria, and (b) up to a total of twenty percent (20%) of the remaining Premises, to be occupied by (i) licensees and vendors providing "out-sourced" services to Tenant's business operation in the Premises, and (ii) persons performing services pursuant to a joint venture or other business alliance with Tenant (each, a "PERMITTED OCCUPANT" and collectively, the "PERMITTED OCCUPANTS"); provided, however, (A) such Permitted Occupant shall not occupy a separately demised portion of the Premises; (B) all Permitted Occupants shall be of a character and reputation consistent with the first-class quality of the Building and the Project; and (C) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease, or the restrictions on Transfers pursuant to Article 14 of this Lease. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such Permitted Occupant. Any Permitted Occupant permitted under this Section 14 shall not be deemed a Transfer under
Article 14 of this Lease. Notwithstanding the foregoing, no such occupancy by a Permitted Occupant shall relieve Tenant from any liability under this Lease, and Tenant hereby agrees to indemnify, defend, protect and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with any Permitted Occupant.

         14.10    CO-LOCATION OF EQUIPMENT. To the extent that such installation
(i) constitutes a Trade Fixture and/or a Cosmetic Alteration pursuant to the terms of Section 8.1, above, (ii) relates to Tenant's business operations in the Premises, and (iii) is not a subterfuge by Tenant to avoid its obligations under this Lease (or the restrictions on Transfers pursuant to the terms of Article 14 of this Lease), then Tenant shall not be required to obtain Landlord's consent (but Tenant shall provide Landlord with ten (10) days prior written notice thereof) for the installation of equipment (the "CO-LOCATION EQUIPMENT") in the Premises by any of Tenant's customers pursuant to a written co-location agreement between Tenant and such customer; provided, however, the installation and operation of any such Co-Location Equipment shall be subject to the terms and conditions of Section 6.1 of this Lease, above; provided further, however, the removal of such Co-Location Equipment shall be subject to the TCCs of Section 8.5 and Articles 15 and 16. Notwithstanding anything to the contrary in this Lease, and subject to Landlord's reasonable release and indemnity requirements relating to such entry, for a period of fifteen (15) days following any early termination of the Lease (i.e., a termination which occurs prior to the Lease Expiration Date), Landlord shall provide the representative of any applicable customer of Tenant the ability to enter upon the Premises during normal business hours and to remove from the Premises that equipment which is clearly marked as the property of such customer. Tenant hereby agrees to indemnify, defend, protect and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred by Landlord in connection with, or arising from, any Co-Location Equipment.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND
                            REMOVAL OF TRADE FIXTURES

         15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

         15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming

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under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

         If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate (the "HOLD OVER BASE RENT") equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease; provided, however, for the first thirty (30) days only following the expiration or earlier termination of the Lease Term, Tenant shall not be required to pay Hold Over Base Rent applicable to any full floor of the Building completely vacated and surrendered to Landlord pursuant to the terms and conditions of Article 15, above; provided, further, however, following the expiration of such 30-day period, if Tenant continues its hold over in any portion of the Premises, then Tenant shall be required to pay Hold Over Base Rent applicable to the entire Premises. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Notwithstanding the foregoing, Original Tenant and any Permitted Transferee (but only to the extent such Permitted Transferee has, in Landlord's reasonable determination, financial strength equal to or greater than Original Tenant) shall have the one-time right, upon notice (the "HOLDOVER NOTICE") to Landlord not less than twelve (12) months prior to the expiration of the then Lease Term, to extend the Lease Term for a period of up to six (6) months (the "PERMITTED HOLDOVER TERM"), in which case the Rent payable by Tenant during such Permitted Holdover Term shall equal the product of (A) the Rent applicable during the last monthly rental period of the Lease Term under this Lease, and (B) a percentage equal to one hundred percent (100%) during the first three (3) months immediately following the expiration or earlier termination of the Lease Term, and one hundred fifty percent (150%) thereafter. The right of Tenant to extend the Lease Term as provided in this Article 16 may not be exercised if, as of the date Tenant delivers the Holdover Notice to Landlord, or as of the commencement of such Permitted Holdover Term, Tenant is in material or economic default under this Lease (beyond any applicable notice and cure periods) or if Tenant has previously been in material or economic default under this Lease (beyond any applicable notice and cure periods) more than twice during the previous twelve (12) month period. Except with respect to the Permitted Holdover Term, nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Except as otherwise specifically provided for in this Article 16 with regard to a Permitted Holdover Term, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease (or upon the expiration of the Permitted Holdover Term, if any), in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the

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

foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

         Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT F, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

         This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "NONDISTURBANCE AGREEMENT") in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the TCCs of this
Article 18. Subject to Tenant's receipt of such a Nondisturbance Agreement, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb

Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary (consistent with customary requirements of commercial lenders in California) to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

         19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                  19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

                  19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of ninety (90) days after written notice thereof from Landlord to Tenant; or

                  19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

                  19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

                  19.1.5 Any economic default by Tenant (beyond any applicable notice and cure period set forth therein) under the Fair Isaac Building 2 Lease, if any.

         The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

         19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                  19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                           (a)      The worth at the time of award of any unpaid
rent which has been earned at the time of such termination; plus

                           (b)      The worth at the time of award of the amount
by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (c)      The worth at the time of award of the amount
by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (d)      Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                           (e)      At Landlord's election, such other amounts
in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "RENT" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but

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in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(c), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                  19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

         19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this
Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

         19.4 FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of three (3) monetary defaults by Tenant within any eighteen (18) consecutive month time period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

         19.5 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

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

         19.6 LANDLORD DEFAULT. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure; provided further, however, any amount which cannot be fully deducted by Tenant from Base Rent in the initial one (1)-month period following such award shall bear interest at the Interest Rate.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

         Landlord covenants that Tenant, so long as Tenant is not in default of this Lease (beyond any applicable notice and cure period), shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT

         Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease; provided, however, Tenant shall not be required to deliver such Security Deposit so long as Tenant is not in default (beyond any applicable notice and cure period) of any of Tenant's financial covenants under Tenant's then-current master credit facility, if any, to the extent the same has a term of at least twenty-four (24) months, is for an amount of at least Seventy-Five Million Dollars ($75,000,000.00), and as the same may be amended or replaced by a materially equivalent credit facility (the "MASTER CREDIT FACILITY"); provided further, however, in the event the issuer/grantor of such Master Credit Facility waives any such financial covenant, then such financial covenant shall be deemed waived for purposes of this Article 21. To the extent Tenant is required to provide Landlord with the Security Deposit pursuant to the foregoing sentence, Tenant shall deliver such Security Deposit to Landlord within five (5) business days following demand therefor. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's entire interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit; provided, however, to the extent any unapplied portion of the Security Deposit is not returned to Tenant (or its applicable assignee) within sixty (60) days following the expiration of the Lease Term pursuant to the immediately preceding sentence, then Tenant shall be entitled to interest, at the Interest Rate, allocable to such unapplied portion of the Security Deposit commencing on the day immediately following such sixty (60) day period and ending upon the day such unapplied portion of the Security Deposit is returned to Tenant (or its applicable assignee). Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

                                   ARTICLE 22

                          TELECOMMUNICATIONS EQUIPMENT

         At any time during the Lease Term, subject to the TCCs of this Article 22 and Article 8 of this Lease, Tenant shall have the exclusive right to install, at Tenant's sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, satellite dish(s), antenna(s), microwave antenna(s), and/or other equipment servicing the business conducted by Tenant from within the Premises (all such equipment, including non-telecommunication equipment is, for the sake of convenience, defined collectively as the "TELECOMMUNICATIONS EQUIPMENT") upon up to eighty percent (80%) of the usable space on the roof of the Building ("TENANT'S ROOFTOP SPACE") in a configuration to be mutually and reasonably determined by Landlord and Tenant. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord's reasonable approval, the particular location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord's reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Telecommunications Equipment, provided, however, such reimbursement shall not exceed Five Hundred and No/100 Dollars ($500.00) per approval. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and shall return the affected portion of the rooftop and the Building to the condition the rooftop and the Building would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear accepted). Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations, and CC&Rs. Tenant shall not be entitled to license its Communication Equipment to any unrelated third party (other than a Permitted Transferee in connection with a Transfer), nor shall Tenant be

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permitted to receive any revenues, fees or any other consideration (except pursuant to charges for Tenant's business services which are provided via such Telecommunications Equipment) for the use of such Telecommunication Equipment by an unrelated third party. Tenant's right to install such Telecommunication Equipment shall be exclusive with regard to Tenant's Rooftop Space; provided, however, Tenant hereby expressly acknowledges Landlord's continued right to itself utilize the remaining rooftop space; provided, however, such Landlord use shall not materially interfere with (or preclude the installation of) Tenant's Telecommunications Equipment.

                                   ARTICLE 23

                                      SIGNS

         23.1 FULL FLOORS. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

         23.2 MULTI-TENANT FLOORS. If other tenants occupy space on the floor on which all or a portion of the Premises is located, Tenant's identifying signage for such multi-tenant floor shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

         23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth in Section 23.4, below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

         23.4 TENANT'S SIGNAGE. Tenant shall be entitled to install the following signage in connection with Tenant's lease of the Premises (collectively, the "TENANT'S SIGNAGE"):

                           (i) Exclusive Building-top signage consisting of either (A) one (1) building-top sign not to exceed 150 square feet, or (B) two (2) building-top signs, neither of which shall exceed 100 square feet, which building-top sign(s) shall identify Tenant's name or logo and be located at the top of the Building, together with two (2) eyebrow signs, each of which shall be located over the primary entrances into the Building, all as more particularly identified on EXHIBIT A-1 attached hereto; and

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                           (ii)     One (1) exclusive monument sign adjacent to
                                    the Building at a particular location to be mutually and reasonably agreed to between the parties (the "BUILDING TOMBSTONE SIGN"), as more particularly identified on EXHIBIT A-1 attached hereto; provided, however, Landlord and Tenant hereby acknowledge and agree that the upper portion of such Building Tombstone Sign shall have Project-standard Project identification signage (i.e. "Kilroy Centre Del Mar); provided further, however, Landlord shall be able to locate its standard identification signage on the Building Tombstone Sign (below, and with a relative size equal to no greater than twenty-five percent (25%) of, Tenant's signage thereon); and

                           (iii) Exclusive corporate flags consisting of up to three (3) flag poles at a location to be mutually and reasonably agreed to between the parties.

                  23.4.1 SPECIFICATIONS AND PERMITS. Tenant's Signage shall set forth Tenant's name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.4.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "SIGN SPECIFICATIONS") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the "Building Standard Signage Specifications," attached hereto as EXHIBIT
G. For purposes of this Section 23.4.1, the reference to "name" shall mean name and/or logo. In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any CC&Rs. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.

                  23.4.2 OBJECTIONABLE NAME. To the extent Original Tenant or its Permitted Transferees desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "OBJECTIONABLE NAME"). The parties hereby agree that the name "Fair, Isaac and Company, Incorporated" or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

                  23.4.3 TERMINATION OF RIGHT TO TENANT'S SIGNAGE. The rights contained in this Section 23.4 shall be personal to the Original Tenant and any Permitted Transferee, and may only be exercised by the Original Tenant and/or its Permitted Transferee (and not any other

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assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the then existing Premises equals at least sixty percent (60%) of the Building.

                  23.4.4 COST AND MAINTENANCE. The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, required Building structural upgrades, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that the costs and fees associated with the initial installation, design, and construction of such Tenant's Signage may, at Tenant's option, be deemed a "Tenant Improvement Allowance Item," as that term is set forth in Section 2.2 of the Tenant Work Letter. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage (excepting normal wear and tear caused by the sun, rain and other elements to which such Tenant's Signage is exposed). If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. The TCCs of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

                  23.4.5 ASSIGNMENT OF SIGNAGE RIGHTS. Notwithstanding any provision in this Lease to the contrary, Tenant may assign (i) the right to one of the Building-top signs identified in Section 23.4(i), above, to any Transferee approved by Landlord pursuant to the terms and conditions of Article 14 of this Lease, provided such Transferee subleases at least one full floor of the Building, and such Transferee or its corporate affiliate (to the extent such corporate affiliate guarantees Transferee's obligations under the applicable Transfer (collectively, the "IDENTIFIED ENTITY") has (A) a minimum net worth of at least twenty-five percent (25%) of Tenant's then-current net worth, according to each of Tenant's and such Identified Entity's most recent audited financial statements, (B) net income for the immediately preceding 12 months of at least twenty-five percent (25%) of Tenant's net income for the preceding 12 months, and (C) not filed (or been filed against) any proceeding under an insolvency or bankruptcy law during the prior thirty-six (36) month period, and (ii) the right to a pro-rata portion of the signage (based on rentable square feet) on the Building Tombstone Sign to any Transferee approved by Landlord pursuant to the terms and conditions of Article 14 of this Lease, provided such Transferee occupies at least one full floor of the Building.

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

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

         Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "APPLICABLE LAWS"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building and the Project Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's employees, subtenants or invitees, or create a significant health hazard for Tenant's employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

                                   ARTICLE 25

                                  LATE CHARGES

         If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to two and one-half percent (2 1/2%) of the overdue amount plus reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the "INTEREST RATE") equal to the lesser of (i) the annual "BANK PRIME LOAN" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

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                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

         26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

         26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

         Landlord reserves the right at all reasonable times, subject to Tenant's reasonable security requirements (and during Building Hours with respect to items (i) and (ii) below), and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time upon reasonable prior written notice to Tenant (except that no notice shall be required in an emergency or to perform regularly scheduled service, such as janitorial service) to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's

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

use of the Premises and shall be performed after normal business hours if reasonably practical, unless such after-hours entry is not compatible with Tenant's security requirements. With respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Except as otherwise set forth in Section 3.2, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, unless Tenant is maintaining 24-hour on-site staffed security for access to the Premises (in which case no keys must be provided to Landlord), Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may reasonably deem proper, under the circumstances (including whether or not access is available through Tenant's security services), to obtain access to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28

                                 TENANT PARKING

         Landlord shall provide to Tenant, throughout the Lease Term and at no additional cost to Tenant, the number of unreserved parking passes set forth in
Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facilities; provided, however, that the total number of Project parking passes outstanding at any time shall not exceed 110% of the aggregate number of actual parking spaces in the Project parking facilities (the number of parking passes above the number of parking spaces shall be the "PARKING FLOAT"); provided further, however, to the extent Landlord makes such Parking Float available for lease to other tenants of the Project, then Landlord shall make a pro-rata portion of such Parking Float available for lease by Tenant on substantially similar terms. In lieu of an equal number of parking passes, Tenant shall have the right to designate thirty
(30) covered spaces as reserved for Tenant's executives, in particular locations to be mutually and reasonably agreed upon by Landlord and Tenant, which reserved spaces shall include that certain motorcycle parking area reserved for use by Tenant's employees in the location identified on EXHIBIT A. In addition to the foregoing, and upon Tenant's request therefor, Landlord shall provide an additional forty (40) reserved spaces directly in front of the Building, specifically designated for use by Tenant's visitors and vendors, in a location more particularly identified on EXHIBIT A. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes (including any designated parking spaces) by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes (including any designated parking spaces) is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes/designated parking spaces are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. To the extent reasonably necessary to ensure Tenant's parking rights hereunder are readily available to Tenant and its employees, Landlord shall establish a sticker or other identification system for the Project; provided, however, the enforcement of the Project parking facilities for only such stickered or otherwise identified employees/visitors/guests of the Project tenants shall be reasonably conducted by Landlord; provided further, however, to the extent the foregoing measures prove insufficient (as reasonably and mutually determined by Landlord and Tenant), Landlord shall additionally implement reasonable access control with regard to such Project parking facilities. Landlord specifically reserves the right to (i) change the size, configuration, design, layout and all other aspects of the Project parking facility at any time as long as the changes do not materially and adversely affect Tenant (provided that such restriction shall not apply to changes required by Laws) and/or (ii) perform repairs to the parking facilities, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility (for a period not to exceed thirty (30) days, as such thirty
(30) day period may be extended by a Force Majeure), or relocate Tenant's parking spaces to other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration, improvements or repairs with respect to the parking facilities or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the land underlying the Project, provided that Landlord shall use reasonable efforts to minimize any inconvenience to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes (including any designated parking spaces) granted to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel, customers and visitors, and Permitted Occupants, and such passes (including any designated parking spaces) may not be transferred, assigned, subleased or otherwise alienated by Tenant separate from Tenant's interest in the Premises without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

         29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

         29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

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         29.3     NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

         29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

         29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease which accrues from and after the date of such transfer provided such transferee assumes such liability in writing (and further provided that such release shall include any liability which accrues prior to the transfer in the event the transferee assumes such liability in writing) and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         29.6 PROHIBITION AGAINST RECORDING. A "Memorandum of Lease," substantially in the form attached hereto as EXHIBIT K, shall be executed and acknowledged by Landlord and Tenant concurrently with the execution of this Lease and either Landlord or Tenant may, at such party's sole cost and expense, record such Memorandum of Lease.

         29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

         29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

         29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

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         29.10    TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

         29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Building (including any insurance proceeds which Landlord receives). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

         29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

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         29.15    RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

         29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

         29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

         29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                                    Kilroy Realty Corporation
                                    12200 West Olympic Boulevard
                                    Suite 200

                                    Los Angeles, California  90064
                                    Attention: Legal Department

                                    with copies to:

                                    Kilroy Realty Corporation
                                    3811 Valley Centre Drive, Suite 300
                                    San Diego, California  92130
                                    Attention: Mr. Roger Simsiman

                                    and

                                    Allen Matkins Leck Gamble & Mallory LLP
                                    1901 Avenue of the Stars, Suite 1800
                                    Los Angeles, California 90067
                                    Attention: Anton N. Natsis, Esq.

         29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

         29.20 AUTHORITY. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

         29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

         29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA,
(II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR

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

DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

         29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

         29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

         29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Project or Building and, subject to Tenant's signage rights set forth in Article 23 of this Lease, to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire; provided, however, Landlord shall provide Tenant with prior written notice of any such change. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may use a picture of the Building showing its name thereon in its advertising and promotional materials.

         29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

         29.28 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information

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

strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

         29.29 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future governmentally required programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

         29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.

         29.31 NO VIOLATION. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

         29.32 COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at the Project in or serving the Premises, provided that (i) Tenant shall use an experienced and qualified contractor and shall comply with all of the other provisions of Articles 7 and 8 of this

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

Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove any Lines previously installed by Tenant (or any Permitted Transferee) which are no longer serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

         29.33    HAZARDOUS SUBSTANCES.

                  29.33.1 DEFINITIONS. For purposes of this Lease, the following definitions shall apply: "HAZARDOUS MATERIAL(S)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                  29.33.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household items (such as saccharine), and household cleaners and chemicals to maintain the Premises and Tenant's routine office operations (such as printer toner and copier toner) (hereinafter the "Permitted Chemicals").

Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

                  29.33.3 LANDLORD'S RIGHT OF ENVIRONMENTAL AUDIT. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord's sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant's sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the reasonable cost or fees incurred for such as Additional Rent.

                  29.33.4 INDEMNIFICATIONS. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party, or which occurred prior to the date of this Lease. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

         29.34    DEVELOPMENT OF THE PROJECT.

                  29.34.1 SUBDIVISION. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

                  29.34.2 THE OTHER IMPROVEMENTS. If portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other

Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

                  29.34.3 CONSTRUCTION OF PROJECT AND OTHER IMPROVEMENTS. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

         29.35    OFFICE AND COMMUNICATIONS SERVICES.

                  29.35.1 THE PROVIDER. Landlord has advised Tenant that certain office and communications services may be offered to Tenant (and, if applicable, any other tenants of the Building) by a concessionaire under contract to Landlord ("PROVIDER"), including, without limitation, phone service and cable TV/fiber optic services. Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Landlord hereby covenants that its contract with Provider does not unreasonable exclude any qualified carrier from providing similar services to the Premises.

                  29.35.2 OTHER TERMS. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors;
(iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

         29.36 FURNITURE, FIXTURES AND EQUIPMENT. Landlord shall, at no additional cost to Tenant, as part of "Landlord's Work," as that term is set forth in Section 1.2 of the Tenant Work Letter, and pursuant to that certain "Test Fit" plan (the "TEST FIT PLAN") attached hereto as EXHIBIT I, cause (i) that certain furniture, fixtures, and equipment currently existing in the

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Premises (collectively, the "EXISTING FF&E" which is set forth and identified on the Test Fit Plan, as such Test Fit Plan may be revised to reflect permitted modifications pursuant the TCCs of this Section 29.36), and (ii) the additional furniture, fixtures, and equipment (collectively, the "ADDITIONAL FF&E" which is set forth and identified on EXHIBIT I) to be purchased, installed and/or otherwise located in the Premises; provided, however, Tenant may, upon reasonable prior written notice to Landlord, and to the extent such modifications do not cause Landlord to incur any increased cost or expense
(above the cost of the Additional FF&E originally identified on that certain "Test Fit" plan dated November 6, 2002), modify the Test Fit Plan. In addition, Landlord shall provide Tenant, within thirty (30) days of Tenant's written request, with an allowance an in amount equal to One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "TELECOMMUNICATIONS ALLOWANCE") for the telecommunications equipment (collectively, the "TELECOM FF&E"). The Existing FF&E, Additional FF&E and Telecom FF&E shall be referred to collectively, as the "FF&E") Tenant hereby acknowledges that the Existing FF&E is currently installed in the Premises and that, notwithstanding any provision of this Lease or the Tenant Work Letter to the contrary, Landlord makes no representations or warranties regarding the condition of such Existing FF&E, and Tenant hereby acknowledges and agrees that it shall accept, upon delivery of the same, such Existing FF&E in its then currently existing, "as-is" condition (but in the locations installed by Landlord in accordance with EXHIBIT I); provided, however, that Landlord hereby covenants to Tenant that Landlord has good and marketable title to the Existing FF&E and shall have good and marketable title to the Additional FF&E, and Landlord shall indemnify, defend and hold Tenant harmless against any and all liens, claims and encumbrances, and any and all proceedings relating thereto, of any third party or parties claiming any prior right, title or interest in the Existing FF&E or the Additional FF&E. Except to the extent the same is damaged in conjunction with Landlord's Work, Landlord shall have no obligation to maintain or repair any FF&E. Tenant hereby agrees that Tenant shall maintain and repair all such FF&E in as good a condition as received by Tenant (subject to normal wear and tear) throughout the term of the Lease, at Tenant's sole cost and expense. Landlord shall have the right, at any time during the Lease Term, upon reasonable prior notice to Tenant, to inspect the FF&E to ensure Tenant's compliance with the TCCs of this Section 29.36. In the event Tenant fails to maintain and repair the FF&E in accordance with this
Section 29.36, Landlord shall have the right to repair such FF&E, at Tenant's sole cost and expense, and Tenant shall reimburse Landlord for the cost of such maintenance and repair within ten (10) days following Landlord's request therefor. In the event of irreparable damage (excluding normal wear and tear) to any item of the FF&E, then Tenant shall replace such damaged item, at Tenant's sole cost and expense, prior to the expiration or earlier termination of the Lease Term. With respect to the insurance which Tenant is obligated to maintain on its personal property during the term of the Lease pursuant to the TCCs of
Section 10.3.2, Tenant shall cause such insurance to also cover the FF&E. Tenant shall not (i) remove any of the FF&E from the Premises, (ii) assign the FF&E as collateral or otherwise, (iii) sell any of the FF&E, or (iv) give any third party a security interest or any other interest in such FF&E. To the extent Tenant is not then in economic default under the terms of this Lease (beyond any applicable notice and cure periods), upon the expiration of the initial Lease Term, Tenant may purchase such FF&E from Landlord in its then existing "as-is" condition for One Dollar ($1.00) and Landlord shall convey its interest therein to Tenant (free and clear of all liens or claims of any third parties against such interest) pursuant to a Bill of Sale substantially in the form of EXHIBIT
J, attached hereto. Following the expiration or earlier termination of the Lease Term, Tenant shall either

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(A) remove such FF&E to the extent Tenant purchased the same from Landlord pursuant to the immediately preceding sentence, or (B) promptly surrender such FF&E to Landlord in good condition and repair (ordinary wear and tear excepted) in conjunction with Tenant's vacation of the Premises pursuant to Section 8.5 and Article 16 of this Lease.

         29.37 EMERGENCY GENERATOR. Subject to Landlord's approval, which shall not be unreasonably withheld or delayed, and subject to the TCCs of this
Section 29.37 and Article 8 of this Lease, Tenant may install, for Tenant's own use and at Tenant's sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, an emergency generator and related equipment, cabling and conduits (all such equipment defined collectively as the "EMERGENCY GENERATOR") in the location identified on EXHIBIT A, with conduits and cabling to be located between the Emergency Generator pad and the Premises' electrical room. The particular location, physical appearance (including such conduits and cabling) and the size of the Emergency Generator (and components thereof) shall be subject to Landlord's reasonable approval, and Landlord may require Tenant to install screening around such Emergency Generator, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Emergency Generator, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Emergency Generator, then Tenant shall give Landlord no less than thirty (30) days prior written notice thereof. Tenant shall reimburse to Landlord the reasonable costs actually incurred by Landlord in approving such Emergency Generator. Tenant shall, if instructed by Landlord at the time of Landlord's approval of such Emergency Generator, remove such Emergency Generator within thirty (30) days of the expiration or earlier termination of this Lease and shall repair any damage to the Building caused by such removal and return the affected portion of the Project's parking, landscaping and driveway areas to their pre-Emergency Generator condition. Such Emergency Generator shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld. Such Emergency Generator shall remain Tenant's personal property throughout the Lease Term and, in all instances, comply with applicable governmental laws, codes, rules and regulations, and CC&Rs.

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                                      -79-

         29.38 NO DISCRIMINATION. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                             "LANDLORD":

                             KILROY REALTY, L.P.,
                             a Delaware limited partnership

                             By: Kilroy Realty Corporation,
                                 a Maryland corporation,
                                 General Partner

                             By: /s/ Steve Scott
                                 ----------------------------------
                                 Its: Senior Vice President

                             By: Jeffrey C. Hawken
                                 ----------------------------------
                                 Its: Executive Vice President, Chief
                                 Operating Officer

                             "TENANT":

                             FAIR, ISAAC AND COMPANY,
                             INCORPORATED,
                             a Delaware corporation

                             By: /s/  Thomas G. Grudnowski
                                 ----------------------------------
                                 Its: Chief Executive Officer

                             By: /s/  Kenneth J. Saunders
                                 ----------------------------------
                                 Its: Chief Financial Officer

                                      -80-